Exhibit 3.1

FIFTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

58 Daojia Limited

(as adopted by a special resolution passed on April 9, 2021 and effective on April 20, 2021)

Incorporated on May 16, 2018

INCORPORATED IN THE CAYMAN ISLANDS

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THE COMPANIES ACT

OF THE CAYMAN ISLANDS

Company Limited by Shares

FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

58 Daojia Limited

(as adopted by a special resolution passed on April 9, 2021 and effective on April 20, 2021)

1.	The name of the Company is 58 Daojia Limited.

2.

The registered office of the Company shall be at the offices of McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, Po Box 446, Cayman Islands, KY1-1106, Cayman Islands or at such other place within the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5.

The share capital of the Company is US$50,000 divided into 20,000,000,000 shares, comprising of (i) 18,475,000,000 Class A Ordinary Shares of a par value of US$0.0000025 each, (ii) 1,000,000,000 Class B Ordinary Shares of a par value of US$0.0000025 each, (iii) 400,000,000 Series A Preferred Shares of a par value of US$0.0000025 each, (iv) 60,000,000 Series B Preferred Shares of a par value of US$0.0000025 each, and (v) 65,000,000 Series C Preferred Shares of a par value of US$0.0000025 each.

6.

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalized terms that are not defined in this Memorandum shall bear the respective meanings given to them in the Articles of Association of the Company.

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THE COMPANIES ACT

OF THE CAYMAN ISLANDS

Company Limited by Shares

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

58 Daojia Limited

(as adopted by a special resolution passed on April 9, 2021 and effective on April 20, 2021)

1.	In these Articles Table A in the First Schedule to the Act does not apply and, unless there be something in the subject or context inconsistent therewith,

“58.com”	means 58.com Inc., a company with limited liability incorporated under the laws of the Cayman Islands.

“58.com Change of Control”	shall bear the meaning as set forth in the Shareholders Agreement.

“A Round Warrant”	shall bear the meaning as set forth in the Shareholders Agreement.

“A Round Warrant Holder”	shall bear the meaning as set forth in the Shareholders Agreement.

“Acceptance Notice”	shall bear the meaning as set forth in Article 23.

“Additional Number”	shall bear the meaning as set forth in Article 40.

“Act”	means the Companies Act of the Cayman Islands, as amended, modified or re-enacted from time to time.

“Additional Equity Securities”	shall bear the meaning as set forth in Article 55(a).

“Affiliate” of a Person (the “Subject Person”)	shall bear the meaning as set forth in the Shareholders Agreement.

“Alibaba”	means Taobao China Holding Limited.

“Applicable Issue Price”	means the applicable Series A Issue Price and/or Series B Issue Price and/or Series C Issue Price, as the case may be.

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“Articles”	means these amended and restated articles of association of the Company, as amended from time to time.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Authorizations”	means any consent, approval, order, license or authorization of, registration, certificate, declaration or filing with or notice to any Governmental Authority or other third party.

“Board”	means the board of directors of the Company.

“Business”	shall bear the meaning as set forth in the Shareholders Agreement.

“Business Day”	means any day other than Saturday, Sunday or other day on which commercial banks located in the Cayman Islands, New York City, the State of California, the PRC or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning No. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

“Chairman”	means the chairman of the Board.

“Class A Ordinary Shares”	class A ordinary shares, par value of US$0.0000025 each, of the Company.

“Class B Ordinary Shares”	class B ordinary shares, par value of US$0.0000025 each, of the Company.

“Company”	means the abovenamed Company.

“Company Restricted Person”	shall bear the meaning as set forth in the Shareholders Agreement.

“Company Secretary”	means the company secretary of the Company.

“Control”	means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor or agent or otherwise. For purposes of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting Equity Securities in such other Person. The terms “Controlled “Controls” and “Controller” shall have meanings correlative to the foregoing.

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“Controlled Affiliate”	Shall bear the meaning as set forth in the Shareholders Agreement.

“Control Documents”	means, collectively, the agreements made from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of, the VIE Entities.

“Conversion Letter Agreement”	shall bear the meaning as set forth in the Shareholders Agreement.

“Conversion Shareholder”	shall bear the meaning as set forth in the Shareholders Agreement.

“Convertible Note”	shall bear the meaning as set forth in the Shareholders Agreement.

“Convertible Securities”	means convertible Shares or other securities convertible into or exchangeable for (i) Shares or (ii) any other securities evidencing an ownership interest in the Company, including warrants and options.

“Covenantors”	shall bear the meaning as set forth in the Shareholders Agreement.

“Daojia”	means 58 Daojia Inc.

“Daojia Director”	shall bear the meaning as set forth in Article 113(a).

“Daojia Restricted Person”	shall bear the meaning as set forth in the Shareholders Agreement.

“Deemed Liquidation Event”	shall bear the meaning as set forth in the Shareholders Agreement.

“Directors”	means the directors of the Company (including any duly appointed alternate director).

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (2003 Revision) of the Cayman Islands.

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“Encumbrance”	means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (b) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use.

“Equity Securities”	means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, in the case of the Company, Ordinary Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP”	means any share incentive plan or any other equity or similar plan adopted by the Board, in each case as amended, modified or supplemented from time to time in accordance with its terms.

“First Participation Notice”	shall bear the meaning as set forth in Article 39.

“First Participation Period”	shall bear the meaning as set forth in Article 39.

“First Refusal Right”	shall bear the meaning as set forth in Article 20.

“Governmental Authority”	means any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof and any governing body of any securities exchange.

“Group” or “Group Companies”	means, collectively, the Company and its Subsidiaries (including, for the avoidance of doubt, the VIE Entities), and a “Group Company” means any of them.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

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“Immediate Family”	(i) with respect to any individual, means his or her ancestors, spouse, issue (natural or adopted), spouses of issue, Spousal Equivalent, siblings (natural or adopted), any trustee or trustees, including successor and additional trustees, of trusts principally for the benefit of any one or more of such individuals, and any entity or entities all of the beneficial owners of which are such trusts and/or such individuals, but (ii) with respect to a legal representative, means the Immediate Family of the individual for whom such legal representative was appointed and (iii) with respect to a trustee, means the Immediate Family of the individuals who are the principal beneficiaries of the trust. As used herein, a person is deemed to be a “Spousal Equivalent” if the following circumstances are true: (a) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (b) they intend to remain so indefinitely, (c) neither are married to anyone else, (d) both are at least 18 years of age and mentally competent to consent to contract, (e) they are not related by blood to a degree of closeness that would prohibit legal marriage in any applicable jurisdiction in which they legally reside, (f) they are jointly responsible for each other’s common welfare and financial obligations, and (g) they have resided together in the same residence for the last twelve (12) months and intend to do so indefinitely.

“Indebtedness”	shall bear the meaning as set forth in the Shareholders Agreement.

“Initial Closing”	shall bear the meaning as set forth in the Series C Preferred Share Purchase Agreement.

“Issuance Period”	shall bear the meaning as set forth in Article 43.

“Issuance Securities”	shall bear the meaning as set forth in Article 34.

“Key Ordinary Shareholder”	means each Ordinary Shareholder that holds, together in the aggregate with its Affiliates, at least 5% Equity Securities of the Company on an as-converted and fully diluted basis.

“Key Shareholder”	means each Key Ordinary Shareholder or holder of Preferred Shares that holds, together in the aggregate with its Affiliates, at least 5% Equity Securities of the Company on an as-converted and fully diluted basis and Sequoia so long as Sequoia (together with its Affiliates) holds no less than fifty percent (50%) of the Equity Securities of the Company it holds at the Initial Closing.

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“law”	means all applicable laws, regulations, rules and Orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

“Majority Series A Preferred Shareholders”	means holders of at least fifty percent (50%) of the voting power of the then outstanding Series A Preferred Shares (on a fully diluted basis).

“Majority Series B Preferred Shareholders”	means holders of at least fifty percent (50%) of the voting power of the then outstanding Series B Preferred Shares (on a fully diluted basis).

“Management Holding Entity”	shall bear the meaning as set forth in Article 15(b).

“Media Global”	means Media Global Management Limited.

“Media Global Director”	shall bear the meaning as set forth in Article 113(b).

“Member”	shall bear the meaning as set forth in the Act.

“Member of Management”	shall bear the meaning as set forth in the Shareholders Agreement.

“Memorandum”	means the fifth amended and restated memorandum of association of the Company, as amended from time to time.

“Momo”	means Momo Technology Overseas Holding Company Limited.

“Observer”	shall bear the meaning as set forth in Article 118.

“Offer Period”	shall bear the meaning as set forth in Article 23.

“Offer Price”	shall bear the meaning as set forth in Article 21.

“Offered Shares”	shall bear the meaning as set forth in Article 21.

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“Offerees”	shall bear the meaning as set forth in Article 21.

“Options”	shall bear the meaning as set forth in Article 55(a).

“Order”	means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“ordinary resolution”	means a resolution of Members passed either (a) as a written resolution signed by Members holding not less than 100% of all the Shares or (b) at a general meeting by Members holding more than fifty percent (50%) of all Shares on an as-converted basis (including holders of Preferred Shares on an as-exercised basis with respect to the Warrants that have been paid in RMB), subject to Article 105.

“Ordinary Shareholder”	means the holder of Ordinary Shares of the Company, other than Class A Ordinary Shares converted from Preferred Shares.

“Ordinary Shares”	means Class A Ordinary Shares and/or Class B Ordinary Shares, par value of US$0.0000025 each, of the Company.

“Oversubscription Participants”	shall bear the meaning as set forth in Article 40.

“paid-up”	means paid-up and/or credited as paid-up.

“Participation Period”	shall bear the meaning as set forth in Article 40.

“Permitted Transferee”	shall bear the meaning as set forth in Article 17.

“Person”	means any individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, legal representative, successors and assigns of such Person where the context so permits.

“PRC”	means the People’s Republic of China, but for purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preemptive Offer Notice”	shall bear the meaning as set forth in Article 37.

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“Preemptive Offer”	shall bear the meaning as set forth in Article 38.

“Preemptive Right”	shall bear the meaning as set forth in Article 34.

“Preemptive Right Holders”	shall bear the meaning as set forth in Article 34.

“Preferred Holder”	shall bear the meaning as set forth in Shareholders Agreement.

“Preferred Shares”	means, collectively, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Preferred Shares Conversion Price”	means the Series A Conversion Price and/or the Series B Conversion Price and/or the Series C Conversion Price, as the case may be.

“Pro Rata Share”	shall bear the meaning as set forth in Article 35.

“Promissory Note”	shall bear the meaning as set forth in Series C Share

Purchase Agreement.

“Proposed Issuance”	shall bear the meaning as set forth in Article 37.

“Proposed Recipient”	shall bear the meaning as set forth in Article 34.

“Qualified Deemed Liquidation Event”	shall bear the meaning as set forth in the Shareholders Agreement.

“Qualified IPO”	means a firm-commitment underwritten public offering of the Ordinary Shares (or depositary receipts or depositary shares therefor) in an internationally recognized securities exchange (including the New York Stock Exchange, the NASDAQ Global Market, the Main Board of the Stock Exchange of Hong Kong Limited, the Shanghai Stock Exchange and the Shenzhen Stock Exchange) which results in the Ordinary Shares trading publicly on a recognized international securities exchange approved by the Board so long as the equity valuation of the Company immediately prior to such public offering is no less than the least of (i) $3,000,000,000, (ii) an implied valuation of the Company representing an annual investment return of no less than 30% for the Series B Holder(s), and (iii) an annual investment return of no less than 30% for the Series C Holder(s), and with net proceeds (excluding underwriting discounts, commissions and stock transfer taxes applicable to a sale of securities) to the Company of at least US$100,000,000 or any other public offering of Ordinary Shares as consented or approved by (i) the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Shares on an as- converted and as-exercised (with respect to the Warrants that have been paid in RMB) basis, (ii) the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series A Preferred Shares, (iii) the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series B Preferred Shares, and (iv) the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series C Preferred Shares.

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“Redemption Price”	means the Series A Redemption Price and/or Series B Redemption Price and/or Series C Redemption Price, as the case may be.

“Redemption Total Amount”	shall bear the meaning as set forth in Article 46(h).

“Regulatory Approvals”	means all Authorizations from any Governmental Authority.

“Related Party”	means (a) Affiliates; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including Directors and Members of Management and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence. This includes enterprises owned by the key management personnel of the Company or Key Shareholders of the Company and enterprises that have a member of key management in common with the Company. Close members of an individual’s family are those that may be expected to influence, or be influenced by, that person in their dealings with the Company. An associate is an unconsolidated enterprise in which the Company has a significant influence or which has significant influence over the Company. Significant influence over an enterprise is the power to participate in the financial and operating policy decisions of the enterprise but is less than control over those policies. Members beneficially owning a 10% interest in the voting power of the Company are presumed to have a significant influence on the Company.

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“Related Party Transaction”	means a transaction between any Group Company, on the one hand, and any Related Party, on the other hand.

“Remaining Shares”	shall bear the meaning as set forth in Article 24.

“Requisite Holders”	shall bear the meaning as set forth in Article 112.

“Restricted Shareholder”	shall bear the meaning as set forth in Article 14.

“ROFR Right Holders”	shall bear the meaning as set forth in Article 20.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	shall bear the meaning as set forth in Article 40.

“Second Participation Period”	shall bear the meaning as set forth in Article 40.

“Sequoia”	means SCC Growth V Holdco I, Ltd., together with any of its transferee, assignee and successor.

“Sequoia Director”	shall bear the meaning as set forth in Article 113(c).

“Series A Company Redemption Notice”	shall bear the meaning as set forth in Article 46(e).

“Series A Conversion Price”	shall bear the meaning as set forth in Article 51.

“Series A Holder”	shall bear the meaning as set forth in Shareholders Agreement.

“Series A Initial Closing”	means the initial closing under the Series A Share Purchase Agreement.

“Series A Issue Price”	means the issue price for each Series A Preferred Share, which is US$2.5, subject to adjustment for any share split, share dividend, share subdivision, combination, reorganization, reclassification, consolidation or merger or other similar event.

“Series A Preferred Liquidation Preference”	shall bear the meaning as set forth in Article 165(b).

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“Series A Preferred Shares”	means series A preferred shares, par value of US$0.0000025 each, of the Company.

“Series A Redemption Notice”	shall bear the meaning as set forth in Article 46(e).

“Series A Redemption Price”	shall bear the meaning as set forth in Article 46(f).

“Series A Share Purchase Agreement”	shall bear the meaning as set forth in the Shareholders Agreement.

“Series B Conversion Price”	shall bear the meaning as set forth in Article 51.

“Series B Holder(s)”	shall bear the meaning as set forth in Shareholders Agreement.

“Series B Initial Closing”	means the initial closing under the Series B Share Purchase Agreement.

“Series B Issue Price”	means the issue price for each Series B Preferred Share, which is US$2.5473, subject to adjustment for any share split, share dividend, share subdivision, combination, reorganization, reclassification, consolidation or merger or other similar event.

“Series B Preferred Liquidation Preference”	shall bear the meaning as set forth in Article 165(a).

“Series B Preferred Shares”	means series B preferred shares, par value of US$0.0000025 each, of the Company.

“Series B Redemption Notice”	shall bear the meaning as set forth in Article 46(a).

“Series B Redemption Price”	shall bear the meaning as set forth in Article 46(a).

“Series B Share Purchase Agreement”	shall bear the meaning as set forth in the Shareholders Agreement.

“Series C Conversion Price”	shall bear the meaning as set forth in Article 51.

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“Series C Holder(s)”	shall bear the meaning as set forth in Shareholders Agreement.

“Series C Issue Price”	means the issue price for each Series C Preferred Share, which is $2.9391, subject to adjustment for any share split, share dividend, share subdivision, combination, reorganization, reclassification, consolidation or merger or other similar event.

“Series C Preferred Liquidation Preference”	shall bear the meaning as set forth in Article 165(a).

“Series C Preferred Shares”	means series C preferred shares, par value of US$0.0000025 each, of the Company.

“Series C Redemption Notice”	shall bear the meaning as set forth in Article 46(a).

“Series C Redemption Price”	shall bear the meaning as set forth in Article 46(a).

“Series C Share Purchase Agreement”	shall bear the meaning as set forth in the Shareholders Agreement.

“Shareholder”	means Member.

“Shareholders Agreement”	means the third amended and restated shareholders’ agreement entered into by and among, inter alios, the Company, Daojia and other parties thereto on April 20, 2021, as amended from time to time.

“Shares”	means, collectively, the Ordinary Shares and the Preferred Shares.

“Special Resolution”	shall bear the meaning as set forth in the Act (save that with respect to the matters in respect of the Company referred to in Article 112, the resolution shall be passed by a majority of not less than two-thirds (2/3) of the votes cast which must include the affirmative vote of the persons stated in the relevant Article from which approval or written consent is required) and includes a resolution approved in writing as described therein.

“Special Warrant”	shall bear the meaning as set forth in Article 26.

“Subsidiary”	means, with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of doubt, a “variable interest entity” Controlled by a Person shall be deemed to be a Subsidiary of such Person.

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“Tag-Along Notice”	shall bear the meaning as set forth in Article 28.

“Tag-Along Offeree”	shall bear the meaning as set forth in Article 28.

“Tag-Along Pro Rata Portion”	shall bear the meaning as set forth in Article 27.

“Tag-Along Right”	shall bear the meaning as set forth in Article 27.

“Transfer” and any grammatical variation thereof	shall refer to any, direct or indirect, sale, exchange, issuance, redemption, assignment, distribution, Encumbrance, hypothecation, gift, pledge, retirement, resignation, transfer or other withdrawal, disposition or alienation in any way (whether voluntarily, involuntarily or by operation of law) of any Equity Securities (or any interest therein). Transfer shall specifically, without limitation of the above, include assignments and distributions resulting from death, incompetency, bankruptcy, liquidation and dissolution.

“Transfer Notice”	shall bear the meaning as set forth in Article 21.

“Transferee”	shall bear the meaning as set forth in Article 21.

“Transferring Shareholder”	shall bear the meaning as set forth in Article 21.

“US$”	means United States Dollars, the lawful currency of the United States of America.

“VIE Entities”	means 长沙市到家悠享家政服务有限公司 (the “VIE Entity 1”), 五八到家有限公司 (the “VIE Entity 2”) and 天津好到家信息技术有限公司 (the “VIE Entity 3”). Each of the VIE Entity 1, VIE Entity 2 and VIE Entity 3 being a limited company incorporated under the laws of PRC.

“Warrant”	shall bear the meaning as set forth in the Shareholders Agreement.

“Warrant Holders”	shall bear the meaning as set forth in the Shareholders Agreement.

“Warrant Shares”	shall bear the meaning as set forth in the Shareholders Agreement.

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The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements and “direct or indirect” has the correlative meaning.

Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

Headings are included for convenience only and shall not affect the construction of any provision of these Articles.

“Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

A reference to any “Person” shall, where the context permits, include such Person’s executors, administrators, legal representatives and permitted successors and assigns.

A reference to any Article is, unless otherwise specified, to such Article of these Articles. The words “hereof,” “hereunder,” “hereto” and words of like import, unless the context requires otherwise, refer to these Articles as a whole and not to any particular Article hereof. References to any document (including these Articles) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time.

In calculations of share numbers, references to “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Share (whether or not by their terms then currently convertible, exercisable or exchangeable) and Equity Securities which have been reserved for issuance pursuant to the ESOP have been so converted, exercised, exchanged or issued. Any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any share subdivision, share consolidation or similar event after such date.

A reference to a statute or statutory provision includes, to the extent applicable at any relevant time, (a) that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision, (b) any repealed statute or statutory provision which it re-enacts (with or without modification) and (c) any subordinate legislation or regulation made under the relevant statute or statutory provision.

Except as otherwise provided, (a) for purposes of calculating the length of time from a given day or the day of a given act or event, the relevant period shall be calculated exclusive of that day, and (b) for all other purposes, any period of time commencing on or from a given day or the day of a given act or event shall include that day. If the day on or by which a payment must be made is not a Business Day, such payment must be made on or by the Business Day immediately following such day.

References to “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record. Any requirements as to delivery under the Articles include delivery in the form of an Electronic Record. Any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act. Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

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COMMENCEMENT OF BUSINESS

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the Shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.

Subject to Article 5, certificates representing Shares shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the Person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the register of Members. All Share certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) to be affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4, each certificate representing the Shares shall bear legends substantially in the following form (in addition to any legend required under the laws of the Cayman Islands):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The securities represented by this certificate are subject to certain restrictions on transfer as set forth in the Shareholders’ Agreement, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.

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6.

If a Share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Director may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7.

Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

RIGHTS ATTACHING TO SHARES

8.

Subject to the Act, the Memorandum and the other provisions of these Articles, the share capital of the Company shall be divided into Ordinary Shares and Preferred Shares the holders of which shall, subject to these Articles:

(a)

(i) with respect to the Class A Ordinary Shares, be entitled to one vote per Class A Ordinary Share, (ii) with respect to the Class B Ordinary Shares, be entitled to one vote per Class B Ordinary Share (except to the extent that Article 18(c) applies, the number of votes carried by each Class B Ordinary Share shall be adjusted in accordance therewith) and (iii) with respect to the Preferred Shares, be entitled to votes of the number of Class A Ordinary Share per Preferred Share calculated on an as-converted basis, subject to Article 98;

(b)	be entitled to such dividends as the Board may from time to time declare, subject to Article 143 and Article 144;

(c)

in the event a Deemed Liquidation Event occurs, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company, subject to Article 165; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

ISSUE OF SHARES

9.

Subject to Article 112, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper.

10.

Subject to Article 4 and Article 6, the Company shall maintain a register of its Members and every Person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his Shares upon payment of US$0.50 for every certificate after the first or such less sum as the Directors shall from time to time determine.

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TRANSFER OF SHARES

11.

The instrument of transfer in respect of any Share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the register of Members.

12.

The Directors may not decline to register any transfer of Shares unless such registration of transfer would be contrary to the provisions of the Shareholders Agreement, the Memorandum, the other provisions of these Articles or the Act or such refusal to register the transfer is with reasonable cause. If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) Business Days after receipt of a request for such transfer, providing a detailed explanation of the reason therefor.

13.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided, that such registration shall not be suspended for more than forty-five (45) days in any year.

RESTRICTIONS ON TRANSFER OF SHARES

14.

No Shareholder (including Series A Holders and Series C Holders on an as-exercised basis with respect to the Warrants that have been paid in RMB) (“Restricted Shareholder”) shall Transfer any Equity Securities of the Company or any right, title or interest therein or thereto, except as expressly permitted by the provisions of this Article 14 to Article 33. Any attempt to Transfer any Equity Securities in violation of the preceding sentence shall be null and void ab initio, such Transfer shall not confer on any transferee or purported transferee any rights whatsoever or be recorded on the register of members of the Company, and no party (including the Company) shall recognize or register any such Transfer.

15.	Notwithstanding any other provision of these Articles,

(a)

no Restricted Shareholder may Transfer any Equity Securities of the Company pursuant to the provisions of Article 14 to Article 33 unless (i) the transferring Restricted Shareholder shall give advance written notice to the Company with respect to a proposed Transfer of such Equity Securities, (ii) the transferee has agreed in writing to be bound by the terms and conditions of the Shareholders Agreement pursuant to a Joinder Agreement substantially in the form attached to the Shareholders Agreement, (iii) if the transferee is a Company Restricted Person, the prior written approval of the Board shall have been obtained, (iv) if the transferee is a Daojia Restricted Person, the prior written approval of the board of directors of Daojia shall have been obtained, except that with respect to Sequoia, Alibaba (for so long as Alibaba directly holds any Equity Securities of the Company) and Momo (for so long as Momo directly holds any Equity Securities of the Company), the restrictions provided under this Article 15(a)(iv) shall not apply in connection with (w) a sale pursuant to the provisions of Article 27 to Article 31, (x) the Transfer of Shares to any respective Affiliates of Sequoia, Alibaba or Momo, as the case may be or the Transfer of interests by Sequoia’s (or its shareholder’s) limited partners of its partnership interest, (y) a sale in the event that the Company fails to fulfill its redemption obligations or pay on the date that the redemption payment were due pursuant to the provisions of Article 46; or (z) any sale or transfer after the initial public offering of the Company other than sale or transfer in a privately negotiated transaction, (v) the Transfer complies in all respects with the other applicable provisions of the Shareholders Agreement, and (vi) the Transfer complies in all respects with applicable securities laws;

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(b)

except for any Transfer by a Member of Management or an entity controlled by such Member of Management (the “Management Holding Entity”) to its Permitted Transferees as provided in Article 17, no Member of Management or Management Holding Entity shall, and the Company shall cause the Members of Management and the Management Holding Entities not to, regardless of such Member of Management’s employment status with the Company, directly or indirectly, Transfer any Equity Securities of the Company owned or held by such Member of Management or Management Holding Entity, without the prior written approval of a majority of the Directors (including the affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director) who are not Affiliated with the Member of Management or Management Holding Entity. Any Transfer by the Member of Management or Management Holding Entity so consented to shall be carried out pursuant to the procedure and requirements set forth in the provisions of Article 14 to Article 33; and

(c)

without prejudice to any other transfer restrictions applicable to Momo or the Series C Preferred Shares it holds as provided herein, either before or after the initial public offering of the Company, if Momo proposes to Transfer (including the Transfer in a trade sale that contemplates a transfer of more than fifty percent (50%) of the outstanding voting power of the Company, but excluding any Transfer to its Permitted Transferee) any Series C Preferred Shares (or any Equity Securities of the Company or any right, title or interest therein or thereto or converted or convertible therefrom) to or in favor of any third party (the “Transfer Ratio” being the number of Series C Preferred Shares proposed to be Transferred by Momo at such time, divided by the total number of Series C Preferred Shares subscribed by Momo), Momo shall notify the Company in writing of such proposed Transfer (other than a Transfer in a trade with trade sale that contemplates a transfer of more than fifty percent (50%) of the outstanding voting power of the Company) a reasonable period of time before such Transfer, and shall use the proceeds from such Transfer to first repay the corresponding portion of the amount owed by Momo to the Company under the Promissory Note being the principal amount under the Promissory Note multiplied by the Transfer Ratio, and the Company shall, subject to amicable consultation between Momo and the Company in good faith on the payment schedule, concurrently designate one or more of its Subsidiaries to pay to Momo’s PRC onshore Affiliate (which is the party to the Convertible Note Agreements) the amount being the result of the respective principal amount (in RMB) under the Convertible Note Agreements multiplied by Transfer Ratio, upon which Momo shall acknowledge and agree that such amount (the respective principal amount (in RMB) multiplied by the Transfer Ratio) under the Convertible Note Agreements has been fully repaid. Momo hereby further agrees and acknowledges that the foregoing arrangements shall survive, and shall continue to be effective and binding upon Momo and its Affiliates so long as any principal amount under the Promissory Note is outstanding.

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16.

No Restricted Shareholder may circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in these Articles, whether by holding the Equity Securities of the Company indirectly through another Person (including any Management Holding Entity) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including any Management Holding Entity), or otherwise. For the avoidance of doubt, the foregoing sentence is not intended to restrict Transfers of shares of Daojia by any shareholder of Daojia not in contravention with the then effective shareholders agreement of Daojia and applicable laws. The Transfer, sale or issuance of any Equity Securities of another Person so caused or effected (including by any Management Holding Entity) without the prior written consent of a majority of the Directors (including the affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director) who are not Affiliated with the Member of Management or Management Holding Entity shall be prohibited, and no Member of Management or Management Holding Entity may make, cause or permit any Transfer, sale or issuance of any Equity Securities of another Person (including any Management Holding Entity) without the prior written consent of a majority of the Directors (including the affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director) who are not Affiliated with the Member of Management or Management Holding Entity. Any purported Transfer, sale or issuance of any Equity Securities of another Person so caused or affected (including by any Management Holding Entity) in contravention of these Articles shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no party to the Shareholders Agreement (including without limitation, any Member, Member of Management and Management Holding Entity) shall recognize any such Transfer, sale or issuance.

17.	The following Transfers may be made without compliance with the provisions of Article 20 to Article 26 or Article 27 to Article 31 hereof:

(a)

any Transfer by a Restricted Shareholder to an Affiliate of such Restricted Shareholder; provided, that the transferee is not (i) a Company Restricted Person or (ii) a Daojia Restricted Person, provided further, with respect to Sequoia and Alibaba (for so long as Alibaba directly holds any Equity Securities of the Company), the preceding proviso under this Article 17(a) shall also be subject to Article 15(a)(iii) and Article 15(a)(iv);

(b)

any Transfer by a Restricted Shareholder that is a natural person to a trust for the benefit of an Immediate Family of such Restricted Shareholder; provided, that such Restricted Shareholder is the sole trustee of such trust; or

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(c)	any sale or Transfer of Equity Securities to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment relationship;

A Person described with respect to a Restricted Shareholder in Article 17(a) or Article 17(b) is hereinafter referred to as a “Permitted Transferee” of such Restricted Shareholder. If a transferee of Shares pursuant to Article 17(a) or Article 17(b) at any time ceases to be a Permitted Transferee of the transferring Restricted Shareholder, the transferee shall Transfer such Shares back to such transferring Restricted Shareholder and such Transfer shall not be subject to the provisions of Article 20 to Article 31.

Notwithstanding any restrictions set forth under these Articles, including without limitations, the restrictions set forth in Article 14 to Article 17, and anything to the contrary under these Articles, with respect to Sequoia, Alibaba (for so long as Alibaba holds any Equity Securities of the Company) and Momo (for so long as Momo directly holds any Equity Securities of the Company), (w) a sale pursuant to the provisions of Article 27 to Article 31, (x) the Transfer of Shares to any respective Affiliates of Sequoia, Alibaba or Momo, as the case may be or the Transfer of interests by Sequoia’s (or its shareholder’s) limited partners of its partnership interest, (y) a sale in the event that the Company fails to fulfill its redemption obligations or pay on the date that the redemption payment were due pursuant to Article 46, or (z) any sale or transfer after the initial public offering of the Company other than sale or transfer in a privately negotiated transaction shall not be subject to any restrictions under these Articles.

ORDINARY SHARES VOTING RIGHT

18.

All Class B Ordinary Shares shall be held by Daojia and all other Ordinary Shareholders shall hold Class A Ordinary Shares. Except for the conversion rights and voting rights as set out below and other rights expressly provided in these Articles, the Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital contribution.

(a)	At all times each Class A Ordinary Shares shall carry the right to one vote per Class A Ordinary Shares at a general meeting.

(b)

If the number of issued Class B Ordinary Shares represents more than or equal to fifty-one percent (51%) of the total outstanding Equity Securities of the Company, then each Class B Ordinary Shares will carry the right to one vote.

(c)

If the number of issued Class B Ordinary Shares represents less than fifty-one percent (51%) but more than or equal to thirty-five percent (35%) of the total outstanding Equity Securities of the Company, then each Class B Ordinary Share shall carry such number of votes that would result in the issued Class B Ordinary Shares carrying, in the aggregate fifty-one percent (51%) of the total voting rights in the Company.

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(d)

If the number of issued Class B Ordinary Shares represents less than thirty-five percent (35%) of the number of total outstanding Equity Securities of the Company, then each Class B Ordinary Share shall be automatically converted into the same number of Class A Ordinary Shares as of the date when the issued Class B Ordinary Shares fall below such thirty-five percent (35%) pursuant to the procedure set forth in Article 19 below.

19.

For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights of conversion in respect of any Class A Ordinary Shares. The Class B Ordinary Shares shall be converted at any time at the option of the holder thereof into fully paid Class A Ordinary Shares on a one to one basis. Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares as of the date when (i) all issued Class B Ordinary Shares held by Daojia fall below thirty-five percent (35%) of the total outstanding Equity Securities of the Company pursuant to Article 18(d), or (ii) Daojia transfers its Class B Ordinary Shares to the third party (other than Daojia’s Affiliates), in which case the Class B Ordinary Shares transferred by Daojia shall be converted into Class A Ordinary Shares.

RIGHT OF FIRST REFUSAL

20.

If any Restricted Shareholder (except for Sequoia) or any Management Holding Entity that becomes a Shareholder proposes to Transfer any Shares, (i) the Key Shareholders, (ii) Series A Holders (including Series A Holders on an as-exercised basis with respect to the A Round Warrants that have been paid in RMB, in accordance with and subject to Article 26), (iii) Series B Holders and (iv) Series C Holders (together, the “ROFR Right Holders”) shall each have a right of first refusal (the “First Refusal Right”) with respect to such Transfer as provided in the provisions of Article 20 to Article 26. A Restricted Shareholder (except for Sequoia) proposing to Transfer any Shares to a third party shall, prior to delivering the Transfer Notice (as defined below) in respect thereof, confirm with the Board of the Company that the proposed transferee is not a Company Restricted Person or a Daojia Restricted Person. If the Board of the Company confirms that such proposed transferee is a Company Restricted Person or a Daojia Restricted Person, the proposed Transfer to such proposed transferee may not proceed.

21.

If a Restricted Shareholder (except for Sequoia) or any Management Holding Entity that becomes a Shareholder (the “Transferring Shareholder”) either receives a bona fide offer to acquire Shares held by it and the Transferring Shareholder proposes to accept such offer or makes a bona fide offer to sell Shares held by it to a third party and the third party proposes to accept such offer, the Transferring Shareholder shall send a written notice (the “Transfer Notice”) to the Company and all of the ROFR Right Holders (such holders, the “Offerees”), which notice shall state (i) the name of the Transferring Shareholder, (ii) the name and address of the proposed transferee (the “Transferee”) and the name of the ultimate Controller of the Transferee, (iii) the number and the type of Shares to be Transferred (the “Offered Shares”), (iv) the amount and form of the proposed consideration for the Transfer and (v) the other material terms and conditions of the proposed Transfer. In the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation. The total value of the consideration for the proposed Transfer is referred to herein as the “Offer Price.”

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22.

The Offerees shall have the right, exercisable by each Offeree through the delivery of an Acceptance Notice (as defined below) as provided in Article 23, to purchase up to all of the Offered Shares at a purchase price per Share equal to the Offer Price divided by the total number of Offered Shares, and upon the other terms and conditions set forth in the Transfer Notice. Each Offeree shall have the right to purchase up to such number of Offered Shares as is equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of Shares held by such Offeree and the denominator of which is the number of Shares held by all of the Offerees, in each case (for both the numerator and the denominator) on an as-converted basis as of the date of the Transfer Notice, including Preferred Holders on an as-exercised basis with respect to the Warrants that have been paid in RMB.

23.

The First Refusal Right of each Offeree under Article 22 shall be exercisable by delivering a written notice of exercise (an “Acceptance Notice”) within a period of twenty (20) days after the date of the Transfer Notice (the “Offer Period”) to the Transferring Shareholder, with a copy to each other Offeree. Each Acceptance Notice shall include a statement of the number of Shares held by such Offeree that such Offeree is willing to purchase. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the relevant number of Offered Shares determined in accordance with Article 22 and Article 24. The failure of an Offeree to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such Offeree’s First Refusal Right with respect to the relevant Transfer.

24.

If the Offerees do not elect in the aggregate to purchase all of the Offered Shares, the Transferring Shareholder may Transfer, subject to Article 27 to Article 31, the remaining Offered Shares (the “Remaining Shares”) to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided, that (i) such sale is bona fide, (ii) the price per Share for the sale to the Transferee is a price not less than the Offer Price divided by the total number of Offered Shares and the sale is otherwise on terms and conditions no less favorable to the Transferring Shareholder than those set forth in the Transfer Notice, (iii) the Transfer is made within three months after the giving of the Transfer Notice and (iv) the Transferee is not (a) a Company Restricted Person, or (b) a Daojia Restricted Person unless otherwise approved by the Company or Daojia, as the case may be, pursuant to Article 15. If such a Transfer does not occur within such three-(3-)month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Shares may be made by the Transferring Shareholder thereafter without again making an offer to the Offerees in accordance with Article 20 to Article 26.

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25.

Unless otherwise set forth herein, the closing of any purchase of Offered Shares by an Offeree shall be held at the principal office of the Company at 11:00 a.m. local time on the fifteenth (15th) day after the giving of the Acceptance Notice by such Offeree or at such other time and place as the parties to the transaction may agree. The said fifteen-(15-)day period shall be extended for an additional period of up to forty-five (45) days if necessary to obtain any Regulatory Approvals required for such purchase and payment. At such closing, the Transferring Shareholder shall deliver share certificates representing the relevant Offered Shares, accompanied by duly executed instruments of transfer and the Transferring Shareholder’s portion of the requisite stamp duty and transfer taxes or fees, if any. Such Offered Shares shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by such Offeree acquiring such Offered Shares), and the Transferring Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such Offered Shares. Each Offeree purchasing Offered Shares shall deliver at the relevant closing (or on such later date or dates as may be provided in the Transfer Notice with respect to payment of consideration by the proposed Transferee, or as otherwise agreed between the Transferring Shareholder and such Offeree) payment in full of the Offer Price. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of such Offered Shares to such Offeree. Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Shares shall be borne and paid equally by the Transferring Shareholder and the relevant Offeree.

26.

With respect to any Warrant Holder as an Offeree who exercises its right of first refusal to purchase the Offered Shares in accordance with Article 20 to Article 26, the Company shall, at the relevant closing as described in the above Article 25, (i) issue a warrant (the “Special Warrant”) to such Warrant Holder, under which such Warrant Holder shall be entitled to purchase such number and type of shares it has elected to purchase in accordance with Article 20 to Article 26, which shall not exceed its pro rata share of the Offered Shares as determined in Article 20 to Article 26 upon the terms and conditions specified in the Transfer Notice and in accordance with the terms and conditions as provided in such Special Warrant, and at the same time (ii) repurchase the number and type of Offered Shares from the Transferring Shareholder which equals the number and type of the Offered Shares as specified in the Special Warrant upon the terms and conditions specified in the Transfer Notice. The Warrant Holder purchasing Offered Shares shall pay the corresponding Offer Price, at the relevant closing as described in the above Article 25 (or on such later date or dates as may be provided in the Transfer Notice with respect to payment of consideration by the proposed Transferee, or as otherwise agreed between the Transferring Shareholder and such Offeree), through purchasing an additional convertible note of 五八到家有限公司 and 天津好到家信息技术有限公司 or in other way as then agreed by the Warrant Holder and the Company. Notwithstanding the foregoing, the Company shall not be obligated to take any action that in the good faith belief of the Company would be in violation of any applicable law or result in adverse tax consequences with respect to the Company.

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TAG-ALONG RIGHTS

27.

If a Transferring Shareholder proposes to make a Transfer, an Offeree that does not exercise its First Refusal Right in accordance with Article 20 to Article 26 shall have the right (the “Tag-Along Right”) but not the obligation to require the Transferee in such Transfer to purchase from such Offeree, for the same consideration per Share and upon the same terms and conditions as to be paid and given to the Transferring Shareholder, up to a maximum number of Shares as is equal to the Remaining Shares multiplied by a fraction, the numerator of which is the number of Shares held by such Offeree and the denominator of which is the aggregate number of Shares held by the Transferring Shareholder and the Offerees exercising the Tag-Along Right, in each case (for both the numerator and the denominator) on an as-converted basis as of the date of the Transfer Notice including holders of Series A Preferred Shares on an as-exercised basis with respect to the A Round Warrants and holders of Series C Preferred Shares (the “Tag-Along Pro Rata Portion”). If an Offeree elects to exercise its Tag-Along Right, the number of Shares to be Transferred by the Transferring Shareholder shall be reduced accordingly.

28.

If an Offeree elects to exercise its Tag-Along Right (the “Tag-Along Offeree”), such Tag-Along Offeree shall deliver a written notice (the “Tag-Along Notice”) of such election to the Transferring Shareholder within the Offer Period, specifying the number of Shares with respect to which it wishes to sell pursuant to the Tag-Along Right, subject to the maximum number of Shares calculated pursuant to Article 27. Such notice shall be irrevocable and shall constitute a binding agreement by such Shareholder to Transfer up to such number of Shares on the terms and conditions set forth in the Transfer Notice. The failure of the Tag-Along Offeree to give a Tag-Along Notice within the Offer Period shall be deemed to be a waiver of such Tag-Along Offeree’s Tag-Along Right.

29.

Within five (5) Business Days after the expiration of the Offer Period, the Transferring Shareholder shall send a notice to each Tag-Along Offeree specifying (1) the number of Remaining Shares, (2) the identity of each Tag-Along Offeree, (3) the number and type of Shares that each Tag-Along Offeree has requested to sell and (4) the number and the type of Shares that each Tag-Along Offeree shall sell to the Transferee.

30.

Unless otherwise set forth herein, the closing of the sale of Shares pursuant to the Tag-Along Right shall occur simultaneously with the Transfer of Shares by the Transferring Shareholder to the Transferee. Where any Offeree has properly elected to exercise its Tag-Along Right and the proposed Transferee fails to purchase Shares from such Offeree, the Transferring Shareholder shall not make the proposed Transfer, and if purported to be made, such Transfer shall be void.

31.

With respect to any Warrant Holder as an Offeree who exercises its Tag-Along Right to transfer the Warrant Shares in accordance with Article 27 to Article 31, such Warrant Holder shall exercise its Tag-Along Right through the way as below: (i) a certain number and type of Warrant Shares under such Warrant Holder’s Warrant up to its Tag-Along Pro Rata Portion shall at such time be issued directly by the Company to the Transferee; (ii) the Company and the Warrant Holder shall agree to cancel or amend the Warrant accordingly to reduce and cancel the number of Warrant Shares equal to the Tag-Along Pro Rata Portion of such Warrant Holder to be issued by the Company to the Transferee, which shall reflect the remaining Warrant Shares (if any) as a result of such Warrant Holder’s exercising its Tag-Along Right; and (iii) the Company or its designated PRC entity shall transfer the amount received from the Transferee by the Company in item (i) through repayment of the applicable Convertible Note or (ii) in any other way as then agreed by the Warrant Holder and the Company. The Company or any Person designated by the Company shall use its commercially reasonable efforts to complete the payment in RMB to the Warrant Holder within a reasonable time as then agreed by the Company and the Warrant Holder in writing after the Company has received the consideration from the Transferee, subject to extension as further agreed by the Company and the Warrant Holder in writing. Notwithstanding the foregoing, the Company shall not be obligated to take any action that in the good-faith belief of the Company would be in violation of any applicable law or result in adverse tax consequences with respect to the Company.

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OTHER RESTRICTIONS ON TRANSFER

32.	Any Transfer of Convertible Securities shall be deemed for the purposes of the provisions of Article 14 to Article 33 to be a Transfer of Shares.

33.

After registering any Transfer of Shares on its register of members or Transfer of other Equity Securities on its books, the Company shall send a notice to each Member stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Equity Securities involved.

PREEMPTIVE RIGHTS

34.

Except as provided under Article 36, the Company shall not issue any securities (including any Equity Securities or any debt or other securities of any kind) of any type or class (“Issuance Securities”) to any Person (the “Proposed Recipient”) unless the Company has offered (i) each Key Ordinary Shareholder, (ii) Series A Holders (including Series A Holders on an as-exercised basis with respect to the A Round Warrants that have been paid in RMB, in accordance with and subject to Article 42)), (iii) Series B Holders, and (iv) Series C Holders (together with (i), (ii) and (iii), the “Preemptive Right Holders”, and each, a “Preemptive Right Holder”) and in accordance with the provisions of Article 34 to Article 44 the right to purchase all or a portion of such Issuance Securities for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient.(the “Preemptive Right”).

35.

For the purposes of Article 34 to Article 44, a Preemptive Right Holder’s “Pro Rata Share” of Issuance Securities at any time shall be calculated as the product of (i) the number of Issuance Securities and (ii) a fraction, the numerator of which is the total number of Shares held by such Preemptive Right Holder and the denominator of which is the total number of Shares held by all the Preemptive Right Holders, in each case (for both the numerator and the denominator) on an as-converted basis as of the date of the Preemptive Offer Notice (as defined below), including holders of Series A Preferred Shares and Series C Preferred Shares on an as-exercised basis with respect to the Warrants that have been paid in RMB.

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36.

The restrictions set out in Article 34 shall not apply to (i) any issuance of Class A Ordinary Shares upon the conversion of any Class B Ordinary Shares or Series A Preferred Shares, or upon the conversion, exchange of Convertible Securities, or upon the exercise of Warrants; provided such issuance is pursuant to the terms of such Series A Preferred Shares or Convertible Securities (which Series A Preferred Shares or Convertible Securities have been approved in accordance with the Shareholders Agreement and the Articles); (ii) any issuance of Shares pursuant to a Qualified IPO, (iii) any issuance of Shares pursuant to the ESOP, approved in accordance with the Shareholders Agreement and the Articles, (iv) any issuance of Equity Securities as consideration in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, amalgamation or other business combination transaction, joint venture, sale or exchange of securities or other similar transaction involving the Company or a Group Company, approved in accordance with the Shareholders Agreement and the Articles, (v) any issuance of Equity Securities in connection with any share subdivision, share dividend, subdivision, combination, reclassification or other similar event in which all Key Shareholders are entitled to participate on a pro-rata basis in accordance with the Articles, (vi) any issuance of a Special Warrant pursuant to the Shareholders Agreement; (vii) any issuance of Shares pursuant to the exercise of the Warrants and Special Warrant; (viii) any issuance of Shares pursuant to the Conversion Letter Agreement or otherwise in connection with the Conversion that complies with the terms and conditions set forth in the Shareholders Agreement; (ix) any issuance of Shares to the Shareholders pursuant to Section 3.14 of the Shareholders Agreement; and (x) any issuance of Shares in connection with the RSU Award Agreements (as defined in the Shareholders Agreement) or otherwise pursuant to Section 2.08 of the Shareholders Agreement (including any issuance of Shares to Sequoia pursuant to Section 2.08 of the Shareholders Agreement).

37.

Not less than twenty (20) days before a proposed issuance of Issuance Securities other than in connection with an issuance permitted under Article 36 (“Proposed Issuance”), the Company shall deliver to each Preemptive Right Holder a written notice (a “Preemptive Offer Notice”), which shall set forth (i) the number, type and terms of such Issuance Securities, (ii) the consideration to be received by the Company in connection with the Proposed Issuance and (iii) a summary of any other material terms and conditions of the Proposed Issuance, including the name of the Proposed Recipient and the proposed issuance date. Such Preemptive Offer Notice shall be accompanied by any written offer, if any, from the Proposed Recipient to purchase such Issuance Securities.

38.	The Company shall, by delivering the Preemptive Offer Notice, offer each Preemptive Right Holder the option to acquire all or any portion of such Preemptive Right Holder’s

Pro Rata Share of the remaining Issuance Securities (the “Preemptive Offer”). The Preemptive Offer shall remain open and irrevocable for the period set forth below (and, to the extent that the Preemptive Offer is accepted during such period, until the consummation of the issuance contemplated by the Preemptive Offer).

39.

In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to each Preemptive Right Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Preemptive Right Holder shall have twenty (20) Business Days from the date of receipt of the First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Preemptive Right Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice, by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preemptive Right Holder’s Pro Rata Share).

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40.

If any Preemptive Right Holder fails or declines to exercise its Preemptive Right in accordance with Article 39 above, the Company shall promptly give a notice (the “Second Participation Notice”) to other Preemptive Rights Holders who have exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with Article 39 above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Shares held by such Oversubscription Participant and the denominator of which is the total number of Shares held by all the Oversubscription Participants, in each case (for both numerator and the denominator) on an as-converted basis as of the date of the Second Participation Notice, including holders of Series A Preferred Shares on an as-exercised basis with respect to the Warrants that have been paid in RMB.

41.

All sales of Issuance Securities to the Preemptive Right Holders subject to any Preemptive Offer Notice shall be consummated contemporaneously at the offices of the Company on a mutually satisfactory Business Day within twenty (20) Business Days after the expiration of the First Participation Period or Second Participation Period (the “Participation Period”). The delivery by the Company of share certificates or other instruments, if any, evidencing such Issuance Securities shall be made on such date against payment of the purchase price for such Issuance Securities.

42.

If any Warrant Holder exercises its preemptive rights to purchase any of the remaining Issuance Securities in accordance with Article 34 to Article 44, the Company shall issue a Special Warrant to such Warrant Holder, under which such Warrant Holder shall be entitled to purchase such number and type of shares it has elected to subscribe in accordance with Article 34 to Article 44, and at the same time. Such Warrant Holder shall, concurrently with the consummation in Article 42, pay the corresponding consideration by (i) purchasing an additional convertible note of the VIE Entity 2 and VIE Entity 3 or (ii) any other way as then agreed by the Warrant Holder and the Company. Notwithstanding the foregoing, the Company shall not be obligated to take any action that in the good-faith belief of the Company would be in violation of any applicable law or result in adverse tax consequences with respect to the Company.

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43.

If any Issuance Securities set forth in the Preemptive Offer Notice remain unpurchased or unsubscribed after all of the Preemptive Right Holders have either exercised or deemed to have waived their respective preemptive rights under Article 34 to Article 44, then the Company may issue all or any portion of such remaining Issuance Securities, at a price not less than the purchase price and on terms and conditions not more favorable to the Proposed Recipient than the purchase price, terms and conditions stated in the Preemptive Offer Notice, at any time within sixty (60) days after the expiration of the Participation Period (the “Issuance Period”); provided, that in connection with and as a condition to such issuance (solely in the case of any issuance of Shares), each Proposed Recipient that is not then a party to the Shareholders Agreement shall execute and deliver to the Company a Joinder Agreement substantially in the form attached to the Shareholders Agreement; provided, further, that (x) the Proposed Recipient shall not be a Daojia Restricted Person, unless a prior written consent from Daojia; and (y) if such issuance is subject to any Regulatory Approval, the Issuance Period shall be extended until the expiration of the fifth (5th) Business Day following the receipt of all such Regulatory Approvals, but in no event later than two hundred and forty (240) days following the expiration of the Participation Period. In the event that any of such remaining Issuance Securities is not issued during the Issuance Period, the right of the Company to issue such remaining Issuance Securities shall expire and the obligations of the Company under Article 34 to Article 44 shall be reinstated and such remaining Issuance Securities shall not be issued unless first reoffered to the Key Shareholders in accordance with Article 34 to Article 44.

44.	Any issuance of securities by the Company prior to compliance by the Company with Article 34 to Article 44 shall be void and of no force and effect.

REDEEMABLE SHARES

45. (a)

Subject to the Act, the Memorandum and the other provisions of these Articles (including Article 112 and Article 134), Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of such Shares, may by Special Resolution determine.

(b)

Subject to the Act, the Memorandum and the other provisions of these Articles (including Article 112 and Article 134), the Company may purchase its own Shares, including fractions of a Share and any redeemable Shares, and may make payment therefor in any manner authorized by the Act, including out of capital; provided, that the manner of purchase has first been authorized by the Company in general meeting.

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REDEMPTION

46.

(a) Notwithstanding anything to the contrary herein, at any time after the earliest to occur of (i) neither a Qualified IPO nor a Qualified Deemed Liquidation Event occurred on or prior to the fifth (5th) anniversary of the Initial Closing, (ii) the occurrence of any material adverse change in the regulatory environment which causes the Control Documents and the captive structure contemplated under the Control Documents to be invalid under the applicable laws and within sixty (60) days thereafter, no alternative arrangement has been reached upon good faith discussions by the Parties for the Company to effectively control the VIE Entities and consolidate their financial statements; (iii) failure to complete the Conversion by any Conversion Shareholders within five (5) years after Series B Initial Closing in accordance with the terms and conditions set forth in these Articles; and (iv) any Series A Holder and/or the A Round Warrant Holder, or any Series B Holder making a redemption request pursuant to this Article 46, any Series C Holder may, by written notice to the Company (the “Series C Redemption Notice”), require the Company to redeem up to all of the Series C Preferred Shares (including the Equity Securities in connection with any share split, share dividend, subdivision, combination, reclassification or other similar event) held by such holder. Following receipt of the Series C Redemption Notice, the Company shall within twenty (20) Business Days to give a written notice (the “Series C Company Redemption Notice”) of the redemption request to each non-requesting Preferred Holder, stating the existence of the Series C Redemption Notice, the applicable Redemption Price and the anticipated redemption date. Each such non-requesting Preferred Holder may also have the right, but not the obligation, to elect to require the Company to redeem up to all of the Preferred Shares held by such holder by delivering a separate redemption notice to the Company within fifteen (15) Business Days of the receipt of such written notice from the Company (the “Series C Redemption Election Period”).

(b)

The Company shall pay to each Series C Holder which has delivered the Series C Redemption Notice or a separate redemption notice in accordance with Article 46, in respect of each Series C Preferred Share elected to be redeemed in the Series C Redemption Notice or its separate redemption notice, an amount (the “Series C Redemption Price”) equal to:

IP ×(1+10% ×N) + D, where

IP = Series C Issue Price;

N = a fraction, with respect to the Series C Holder, the numerator of which is the number of calendar days between the date such Series C Holder acquired the Series C Preferred Share being redeemed and the relevant redemption date on which such Series C Preferred Shares are redeemed, and the denominator of which is 365; and

D = all declared but unpaid dividends per share thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

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(c)

Notwithstanding anything to the contrary herein, at any time after the earliest to occur of (i) neither a Qualified IPO nor a Qualified Deemed Liquidation Event has occurred on or prior to the fifth (5th) anniversary of the Series B Initial Closing; (ii) the occurrence of any material adverse change in the regulatory environment which causes the Control Documents and the captive structure contemplated under the Control Documents to be invalid under the applicable laws and within sixty (60) days thereafter, no alternative arrangement has been reached upon good faith discussions by the Parties for the Company to effectively control the VIE Entities and consolidate their financial statements; (iii) failure to complete the Conversion by any Conversion Shareholders within five (5) years after Series B Initial Closing in accordance with the terms and conditions set forth in these Articles; and (iv) any Series C Holder, or any Series A Holder and/or the A Round Warrant Holder making a redemption request pursuant to this Article 46, any Series B Holder may, by written notice to the Company (the “Series B Redemption Notice”), require the Company to redeem up to all of the Series B Preferred Shares (including the Equity Securities in connection with any share split, share dividend, subdivision, combination, reclassification or other similar event) held by such Series B Holder. Following receipt of the Series B Redemption Notice, the Company shall within twenty (20) Business Days give a written notice of the redemption request to each non-requesting Preferred Holder, stating the existence of the Series B Redemption Notice, the applicable Redemption Price and the anticipated redemption date. Each such non-requesting Preferred Holder may also have the right, but not the obligation, to elect to require the Company to redeem up to all of the Preferred Shares held by such Preferred Holder by delivering a separate redemption notice to the Company within fifteen (15) Business Days of the receipt of such written notice from the Company. For the avoidance of doubt, the exercise of redemption rights under this Article 46 by any Series B Holder and the exercise of redemption rights under this Article 46 shall not be conditioned on each other.

(d)

The Company shall pay to the Series B Holder which has delivered the Series B Redemption Notice or a separate redemption notice in accordance with Article 46(a), in respect of each Series B Preferred Share elected to be redeemed in the Series B Redemption Notice or its separate redemption notice, an amount (the “Series B Redemption Price”) equal to:

IP ×(1+10%×N) + D, where

IP = Series B Issue Price;

N = a fraction, with respect to the Series B Holder, the numerator of which is the number of calendar days between the date such Series B Holder acquired the Series B Preferred Share being redeemed and the relevant redemption date on which such Series B Preferred Shares are redeemed and the denominator of which is 365; and

D = all declared but unpaid dividends per share thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

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(e)

Notwithstanding anything to the contrary herein, at any time after the earliest to occur of (i) neither a Qualified IPO nor a Qualified Deemed Liquidation Event occurred on or prior to the fifth (5th) anniversary of the Series B Initial Closing; (ii) the occurrence of any material adverse change in the regulatory environment which causes the Control Documents and the captive structure contemplated under the Control Documents to be invalid under the applicable laws and within sixty (60) days thereafter, no alternative arrangement has been reached upon good faith discussions by the Parties for the Company to effectively control the VIE Entities and consolidate their financial statements; (iii) failure to complete the Conversion by any Conversion Shareholders within five (5) years after Series B Initial Closing in accordance with the terms and conditions set forth in these Articles; and (iv) any Series C Holder or any Series B Holder making a redemption request pursuant to Article 46(a), any Series A Holder (including any Series A Holder on an as-exercised basis with respect to the A Round Warrants that have been paid in RMB, in accordance with and subject to Article 46(i)) may, by written notice to the Company (the “Series A Redemption Notice”), require the Company to redeem up to all of the Series A Preferred Shares (including the Equity Securities in connection with any share split, share dividend, subdivision, combination, reclassification or other similar event) held by such holder. Following receipt of the Series A Redemption Notice, the Company shall within twenty (20) Business Days to give a written notice (the “Series A Company Redemption Notice”) of the redemption request to each non-requesting Preferred Holder, stating the existence of the Series A Redemption Notice, the applicable Redemption Price and the anticipated redemption date. Each such non-requesting Preferred Holder may also have the right, but not the obligation, to elect to require the Company to redeem up to all of the Preferred Shares held by such holder by delivering a separate redemption notice to the Company within fifteen (15) Business Days of the receipt of such written notice from the Company.

(f)

The Company shall pay to each Series A Holder which has delivered the Series A Redemption Notice or a separate redemption notice in accordance with Article46, in respect of each Series A Preferred Share elected to be redeemed in the Series A Redemption Notice or its separate redemption notice, an amount (the “Series A Redemption Price”) equal to:

IP ×(1+10%×N) + D, where

IP = Series A Issue Price;

N = a fraction, with respect to the Series A Holder, the numerator of which is the number of calendar days between the date such Series A Holder acquired the Series A Preferred Share being redeemed and the relevant redemption date on which such Series A Preferred Shares are redeemed and the denominator of which is 365; with respect to the A Round Warrant Holder that has made payment in RMB, the numerator of which is the number of calendar days between the date such holder was issued the Warrant and the relevant redemption date on which relevant Warrant Shares are cancelled, and the denominator of which is 365; and

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D = all declared but unpaid dividends per share thereon up to the date of redemption, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

(g)

The Company shall pay the Series C Redemption Price in full to each Series C Holder in respect to each Series C Preferred Share elected to be redeemed, the Series B Redemption Price in full to each Series B Holder in respect to each Series B Preferred Share elected to be redeemed and the Series A Redemption Price in full to each Series A Holder in respect to each Series A Preferred Share elected to be redeemed on or before the relevant redemption date, provided that, in any event, the Company shall (i) first redeem the Series C Preferred Shares elected to be redeemed and pay to the Series C Holder(s) the full amount of the Series C Redemption Price on such Series C Preferred Shares; (ii) after full payment of the Series C Redemption Price, redeem the Series B Preferred Shares elected to be redeemed and pay to the Series B Holder(s) the full amount of the Series B Redemption Price on such Series B Preferred Shares; and (iii) after full payment of the Series C Redemption Price and the Series B Redemption Price, redeem the Series A Preferred Shares elected to be redeemed and pay to the Series A Holder(s) the full amount of the Series A Redemption Price on such Series A Preferred Shares. If on any date on which the Redemption Price or any installment thereof, the funds of the Company legally available for redemption are insufficient to make such payment in full, those funds which are legally available will (i) first, be used to redeem at the applicable Redemption Price each of the Series C Preferred Shares elected to be redeemed, and pay the Series C Redemption Price thereon in full, provided that, if the funds of the Company are insufficient to allow full payment of the Series C Redemption Price with respect to all of the Series C Preferred Shares elected to be redeemed, such funds shall apply ratably among the Series C Holder(s) to be redeemed based upon their holdings of the Series C Preferred shares on the last day of the Redemption Election Period; (ii) second, after the payment in full of the Series C Redemption Price for each Series C Preferred Shares elected to be redeemed, be used to redeem at the applicable Redemption Price the maximum possible number of the Series B Preferred Shares, ratably among the Series B Holders to be redeemed based upon their holdings of the Series B Preferred Shares on the last day of the Redemption Election Period; and (iii) third, after the payment in full of the Series C Redemption Price for each Series C Preferred Shares elected to be redeemed and the Series B Redemption Price for each Series B Preferred Shares elected to be redeemed, be used to redeem at the applicable Redemption Price the maximum possible number of the Series A Preferred Shares, ratably among the Series A Holders to be redeemed based upon their holdings of the Series A Preferred Shares on the last day of the Redemption Election Period.

(h)

Unless as otherwise agreed, before any Preferred Holder shall be entitled for redemption under the provisions of this Article 46, such holder shall surrender its certificate or certificates representing such Preferred Shares to be redeemed by the Company in the manner and at the place designated by the Company for that purpose, and thereupon an amount equal to the applicable Redemption Price times the number of such Preferred Shares to be redeemed (the “Redemption Total Amount”) shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner of such Shares and each such certificate shall be cancelled. In the event less than all the Preferred Shares represented by such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Preferred Shares. Unless there has been a default in payment of the applicable Redemption Total Amount, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the relevant redemption date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Total Amount thereof (including all declared and unpaid dividend up to the relevant redemption date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued Shares of the Company.

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(i)

In connection with redemption pursuant to this Article 46, it is intended that when and in the event that any of Series C Holders has requested redemption of the Series C Preferred Shares it holds in accordance with Article 46, and any of Series A Holders has requested redemption of the Series A Preferred Shares it holds in accordance with Article 46, each Warrant Holder be entitled to participate in the redemption either upon the exercise of Warrant or on an as-exercised basis. Therefore, upon the delivery of the Series C Company Redemption Notice or the Series A Company Redemption Notice, each Warrant Holder shall be entitled (but not obligated) to elect to (i) exercise the relevant Warrant to purchase Series C Preferred Shares or Series A Preferred Shares, and thereafter be entitled to participate in the redemption by delivering the Series C Redemption Notice or the Series A Redemption Notice to the Company as Series C Holders (as applicable) or the Series A Holder (as applicable) pursuant to this Article 46, (ii) request that the Company issue the Series C Preferred Shares or the Series A Preferred Shares underlying such Warrant and Special Warrant to such Warrant Holder in exchange for the exercise of the Warrant and the repayment of the applicable Convertible Note, and thereafter be entitled to participate in the redemption by delivering the Series C Redemption Notice or the Series A Redemption Notice to the Company as the Series C Holders (as applicable) or the Series A Holder (as applicable) pursuant to this Article 46, or (iii) request that the Company (or any Person designated by the Company) use its commercially reasonable efforts to purchase all of the corresponding interests under such Warrants from the relevant Warrant Holder at the Series C Redemption Price or the Series A Redemption Price calculated as if the Warrant (if any) were exercised on the date of the Series C Company Redemption Notice or the Series A Company Redemption Notice, through repayment of the applicable Convertible Note in RMB or any other means as may be agreed by the Warrant Holder and the Company; provided that the Company shall not be obligated to take any action that in the good-faith belief of the Company would be in violation of any applicable law or result in adverse tax consequences with respect to the Company. Notwithstanding anything to the contrary herein, in connection with redemption pursuant to this Article 46, it is intended that when and in the event that Momo is entitled to and has requested the redemption of all or a portion of the Series C Preferred Shares it holds in accordance with this Article 46 (the “Redemption Ratio” being the number of Series C Preferred Shares requested by Momo to be redeemed pursuant to this Article 46, divided by the total number of Series C Preferred Shares subscribed by Momo), the Company shall (i) pay to Momo the Series C Redemption Price (in respect of the number of Series C Preferred Shares requested by Momo to be redeemed pursuant to this Article 46 and entitled to Momo) after the deduction of the result of the initial principal amount under the Promissory Note owed by Momo to the Company multiplied by the Redemption Ratio; and (ii) designate one or more of its Subsidiaries to pay to Momo’s PRC onshore Affiliate (which is the party to the Convertible Note Agreements) the amount being the result of the respective principal amount (in RMB) of Convertible Note Agreements multiplied by the Redemption Ratio, upon which each of the Company and Momo shall acknowledge and agree that such amount (the respective principal amount (in RMB) multiplied by the Redemption Ratio) under the Convertible Note Agreements has been fully repaid and the Series C Redemption Price (in respect of the number of Series C Preferred Shares requested by Momo to be redeemed pursuant to this Article 46 and entitled to Momo) shall be deemed to have fully paid upon the completion of the payments in (i) and (ii), and the principal amount under the Promissory Note shall decrease by the amount equal to the result of the initial principal amount under the Promissory Note multiplied by the Redemption Ratio, and Momo shall not have any right or claim against the Company or its Affiliates on any part of such Series C Redemption Price, or any tax or expenses incurred by or arising out of the foregoing arrangement. The Company shall be entitled to redeem, forfeit and cancel the Series C Preferred Shares requested to be redeemed simultaneously with or after the completion of the foregoing payments to Momo and its Affiliate.

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VARIATION OF RIGHTS OF SHARES

47.

Subject to the provisions of Article 112 and Article 134, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of 75% of the issued Shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class or series. The provisions of these Articles relating to general meetings of the Company shall apply to every general meeting of the holders of one class or series of Shares, except that, without prejudice to Article 89, the necessary quorum shall be Persons holding or representing by proxy at least 75% of the issued Shares of that class or series.

48.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

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COMMISSION ON SALE OF SHARES

49.

The Company may, in so far as the Act from time to time permits, pay a commission to any Person in consideration of such Person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

50.

No person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when noticed) any equitable, contingent, future or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

PREFERRED SHARES CONVERSION

51.

Conversion Rights. Unless converted earlier pursuant to Article 52 below, each Preferred Holder shall have the right, at such holder’s sole discretion, to convert all or any portion of the holder’s Preferred Shares into Class A Ordinary Shares at any time. The conversion rate for the Preferred Shares shall be determined by dividing the Applicable Issue Price for each of the Preferred Shares by its conversion price, provided that in the event of any share subdivision, share combination, share dividend, recapitalization and similar events, the applicable Preferred Shares Conversion Price shall be adjusted accordingly. The conversion price for each of the Series A Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series A Conversion Price”. The conversion price for each of the Series B Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series B Conversion Price”. The conversion price for each of the Series C Preferred Shares, subject to adjustments from time to time in accordance with the provisions hereof, is referred hereinafter as “Series C Conversion Price”. The initial Series A Conversion Price for each of the Series A Preferred Shares shall be its Series A Issue Price. The initial Series B Conversion Price for each of the Series B Preferred Shares shall be its Series B Issue Price. The initial Series C Conversion Price for each of the Series C Preferred Shares shall be its Series C Issue Price.

52.

Automatic Conversion. The Preferred Shares shall automatically be converted into Class A Ordinary Shares, at the then applicable Preferred Shares Conversion Price, upon the closing of a Qualified IPO. The person(s) entitled to receive Class A Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such Qualified IPO.

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53.

Mechanism of Conversion. No fractional Class A Ordinary Shares shall be issued upon conversion of Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective respective applicable Preferred Shares Conversion Price. Before any Preferred Holder shall be entitled to convert the same into full Class A Ordinary Shares and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares and shall give written notice to the Company at such office that he elects to convert the same (provided always that the requirement to surrender such certificates and to deliver such written notice shall not apply to any automatic conversion effected pursuant to Article 52). For both the optional conversion pursuant to Article 51 and the automatic conversion pursuant to Article 52, the Company shall convert such Preferred Shares into Ordinary Shares in any manner available under applicable law as may be determined by the Directors in their sole and absolute discretion, including without limitation by means of (i) redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the issuance of the resulting number of new Ordinary Shares, and/or (ii) re-designating and re-classifying the relevant Preferred Shares into an equal number of Ordinary Shares. For purposes of any such repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital. The Register of Members shall be updated accordingly to show that the Preferred Shares have been so converted. The Company shall, as soon as practicable thereafter (or, in the case of any automatic conversion effected pursuant to Article 52, as soon as practicable following such automatic conversion becoming effective), issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Class A Ordinary Shares to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Class A Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates for the Preferred Shares to be converted (or, in the case of any automatic conversion effected pursuant to Article 52, immediately prior to the closing of the Qualified IPO), and the person or persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares on such date. The Directors may effect conversion in any matter permitted by law including, without prejudice to the generality of the foregoing, repurchasing or redeeming the relevant Preferred Shares and applying the proceeds towards the issue of the relevant number of new Class A Ordinary Shares.

54.

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares solely for the purpose of effecting the conversion of Preferred Shares such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and the Members will take such corporate action as may, in the opinion of the Company’s legal counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

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55.	Adjustment of Conversion Price. The Preferred Shares Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Preferred Shares.

(a)	Special Definitions. For purposes of this Article 55, the following definitions shall apply:

“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Class A Ordinary Shares or Convertible Securities.

“Additional Equity Securities” shall mean all Equity Securities (including reissued Equity Securities) issued (or deemed to be issued pursuant to the paragraph entitled “Deemed Issuance of Additional Equity Securities” below) by the Company, other than:

(i)

any issuance of Class A Ordinary Shares upon the conversion of any Class B Ordinary Shares or Preferred Shares or upon the conversion or exchange of Convertible Securities, provided that such issuance is pursuant to the terms of such Preferred Shares or Convertible Securities (which Preferred Shares or Convertible Securities have been approved in accordance with the Shareholders Agreement and these Articles);

(ii)	any issuance of Shares pursuant to a Qualified IPO,

(iii)	any issuance of Shares pursuant to the ESOP, approved in accordance with the Shareholders Agreement and these Articles,

(iv)

any issuance of Equity Securities in connection with any share subdivision, share dividend, subdivision, combination, reclassification or other similar event in which all Shareholders are entitled to participate on a pro-rata basis in accordance with these Articles, and

(v)	any issuance of a Special Warrant pursuant to the Shareholder Agreement;

(vi)	any issuance of Shares pursuant to the exercise of the Warrants and Special Warrant;

(vii)	any issuance of Shares pursuant to the Conversion Letter Agreement or otherwise in connection with the Conversion that complies with the terms and conditions set forth in the Shareholders Agreement;

(viii)	any issuance of Shares to the Shareholders pursuant to Section 3.14 of the Shareholders Agreement; and

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(ix)

any issuance of Shares in connection with the RSU Award Agreements (as defined in the Shareholders Agreement) or otherwise pursuant to Section 2.08 of the Shareholders Agreement (including any issuance of Shares to Sequoia pursuant to Section 2.08 of the Shareholders Agreement).

(b)

No Adjustment to Conversion Price. No adjustment in the Preferred Shares Conversion Price shall be made in respect of the issuance of Additional Equity Securities unless the consideration per share for an Additional Equity Security issued or deemed to be issued by the Company is less than the Preferred Shares Conversion Price in effect on the date of and immediately prior to such issuance.

(c)

Deemed Issuance of Additional Equity Securities. In the event the Company at any time or from time to time after the Preferred Shares Conversion Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (ii) below) of Class A Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Equity Securities issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Equity Securities shall not be deemed to have been issued unless the consideration per share of such Additional Equity Securities would be less than the applicable Preferred Shares Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided, further, that in any such case in which Additional Equity Securities are deemed to be issued:

(i)

no further adjustment to the Preferred Shares Conversion Price shall be made upon the subsequent issuance of Convertible Securities or Class A Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Class A Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Preferred Shares Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

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(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Preferred Shares Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration be recomputed as if:

(A)

in the case of Convertible Securities or Options for Class A Ordinary Shares, the only Additional Equity Securities issued were Class A Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issuance of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issuance of such Options, and the consideration received by the Company for the Additional Equity Securities deemed to have been then issued was the consideration actually received by the Company for the issuance of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issuance of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the applicable Preferred Shares Conversion Price to an amount which exceeds the lower of (i) the applicable Preferred Shares Conversion Price on the original adjustment date, or (ii) the applicable Preferred Shares Conversion Price that would have resulted from any issuance of Additional Equity Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than 30 days after the date of issuance thereof, no adjustment of the Preferred Shares Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

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(d)

Issuance of Additional Equity Securities below the Conversion Price. In the event that the Company shall issue any Additional Equity Securities (including those deemed to be issued pursuant to Article 55(c) above) either (i) at a subscription price per Class A Ordinary Shares (on an as-converted basis) less than the applicable Preferred Shares Conversion Price (as adjusted from time to time) in effect on the date of and immediately prior to such issuance, or (ii) for no consideration payable per Additional Equity Securities, then and in each such event, the applicable Preferred Shares Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) to be determined as set forth below. The mathematical formula for determining the adjusted applicable Preferred Shares Conversion Price is as follows and is subject to the more detailed textual description set forth thereafter:

AP = OP * (OS + (NP/OP))/(OS + NS)

WHERE:

AP = adjusted applicable Preferred Shares Conversion Price

OP = existing applicable Preferred Shares Conversion Price

OS = the number of outstanding Ordinary Shares immediately before the Additional Equity Securities are issued or sold

NP = the total consideration received for the issuance or sale of Additional Equity Securities

NS = the number of Additional Equity Securities issued or sold or deemed issued or sold

The newly adjusted applicable Preferred Shares Conversion Price shall be the amount equal to the price determined by multiplying the old applicable Preferred Shares Conversion Price, by a fraction:

(i)

the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of Additional Equity Securities would purchase at the old applicable Preferred Shares Conversion Price; and

(ii)

the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such Additional Equity Securities issued or sold or deemed issued or sold;

provided that for the purposes of this Article 55(d), all Ordinary Shares issuable upon conversion of outstanding Preferred Shares and other outstanding Convertible Securities or exercise of outstanding Options (excluding Options and Convertible Securities issued pursuant to the ESOP as approved by the Board or pursuant to the Warrants) shall be deemed to be outstanding,

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provided, further, that the above anti-dilution adjustments (x) shall not apply to issuances of Additional Equity Securities in the Qualified IPO, and (y) will cease to apply upon consummation of the Qualified IPO.

56.

Determination of Consideration. For purposes of the provisions of Article 51 to Article 57 hereof, and subject to Article 62, the consideration received by the Company for the issuance of any Additional Equity Securities shall be computed as follows:

(a)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest for accrued dividends;

(ii)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(iii)

in the event Additional Equity Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Equity Securities, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)

Options and Convertible Securities. The consideration per share received by the Company for Additional Equity Securities deemed to have been issued pursuant to Article 55(c) above, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion exchange of such Convertible Securities.

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57.

Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share subdivision, or otherwise), into a greater number of Ordinary Shares, the applicable Preferred Shares Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the applicable Preferred Shares Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

58.

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares, then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under the provisions of Article 51 to Article 57 hereof with respect to the rights of the holders of the Preferred Shares.

59.

Adjustments for Reorganization, Merger, Consolidation, Reclassification, Exchange and Substitution. If the Class A Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), or the Company is consolidated, merged or amalgamated with or into another person or entity, then and in each such event the holder of each share of Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or merger or amalgamation or other change by holders of the number of Class A Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

60.

No Impairment. The Company will not, by the amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 51 to Article 57 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

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61.

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to the provisions of Article 51 to Article 57 hereof, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Preferred Shares Conversion Price at the time in effect, and (iii) the number of ordinary shares and the amount, if any, of other property which at the time would be received upon the conversion of the Class B Ordinary Shares or Preferred Shares.

62.	Miscellaneous.

(a)

All calculations under the provisions of Article 51 to Article 57 hereof shall be made to the nearest one hundredth (1/100) of a cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(b)

The Majority Series A Preferred Shareholders and the Majority Series B Preferred Shareholders shall have the right to challenge any determination by the Board of fair value pursuant to Article 56 herein, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(c)

No adjustment in the applicable Preferred Shares Conversion Price need be made if such adjustment would result in a change in such applicable Preferred Shares Conversion Price of less than US$0.001. Any adjustment of less than US$0.001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.001 or more in such applicable Preferred Shares Conversion Price. No adjustment to the applicable Preferred Shares Conversion Price will be made if the result of which reduces the applicable Preferred Shares Conversion Price to be below the par value of the Ordinary Shares, and the Company shall require the prior written consent of the (i) Majority Series A Preferred Shareholders prior to taking any action that would have the effect of reducing the Series A Conversion Price, or (ii) Majority Series B Preferred Shareholders prior to taking any action that would have the effect of reducing the Series B Conversion Price to be below the par value of the Ordinary Shares.

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NOTICES OF RECORD DATE

63.	Notices of Record Date. Without prejudice to the other provisions of these Articles, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon the Ordinary Shares or other class or series of Shares, whether in cash, property, Shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of Shares any additional Shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of the Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)

to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property, assets or business or a majority of the Shares, or to liquidate, dissolve, or wind up, then, in connection with each such event, the Company shall send to each Member (i) at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in Article 63 and Article 63(d) and (ii) in the case of the matters referred to in Article 63(c) and Article 63(d), at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon the occurrence of such event).

LIEN ON SHARES

64.

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

65.

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

66.

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

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67.

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

68. (a)

Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any consideration, including checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

69.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

70.

An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

71.	The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

72. (a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any Shares held by it, and upon all or any of the monies so advanced may (until the same would, but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 7% per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

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FORFEITURE OF SHARES

73. (a)

If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

(b)

If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Share and not actually paid before the forfeiture.

(c)

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

74.

A Person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the Shares together with interest thereon, but such Person’s liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the Shares.

75.

A certificate in writing under the hand of a Director or the Company Secretary that a Share has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all Persons claiming to be entitled to the Share. The Company may receive the consideration given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and such Person shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall such Person’s title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

76.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

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REGISTRATION OF EMPOWERING INSTRUMENTS

77.

The Company shall be entitled to charge a fee not exceeding US$1.00 on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas or other instrument.

TRANSMISSION OF SHARES

78.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognized by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other Persons.

79. (a)

Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered itself as holder of the Share or to make such transfer of the Share to such other Person nominated by it as the deceased or bankrupt person could have made and to have such Person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy or its liquidation or dissolution, as the case may be.

(b)	If the Person so becoming entitled shall elect to be registered itself as holder, it shall deliver or send to the Company a notice in writing signed by it stating that it so elects.

80.

A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which it would be entitled if it were the registered holder of the Share, except that it shall not, before being registered as a Member in respect of the Share, be entitled in respect of the Share to exercise any right conferred by membership in relation to meetings of the Company; provided, that the Directors may at any time give notice requiring any such Person to elect either to be registered itself or to transfer the Share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

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AMENDMENT OF MEMORANDUM, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

81. (a)

Subject to the Act and these Articles (including Article 112 to Article 134), the Company may from time to time by Special Resolution alter or amend the Memorandum otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)

increase the share capital by such sum to be divided into Shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as the Company in general meeting may determine.

(ii)	consolidate and divide all or any of its share capital into Shares of a larger amount than the existing Shares;

(iii)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(iv)	by subdivision of the existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum; and

(v)	cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any Person.

(b)

All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

(c)	Subject to the Act, Article 112 Article 134, the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to the Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital or any capital redemption reserve fund.

(d)	Subject to the Act, Article 112 and Article 134, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the Act, the Company may by resolution of the Directors change the location of its registered office.

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CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

82.

Subject to Article 63, for purposes of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

83.

Subject to Article 63, in lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

84.

Subject to Article 63, if the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in the provisions of Article 82 to Article 84, such determination shall apply to any adjournment thereof.

GENERAL MEETING

85. (a)

Subject to Article 85(c), the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Act it may but shall not be obliged to hold an annual general meeting.

86. (a)

The Directors may whenever they think fit, and they shall on the requisition of Members holding at the date of the deposit of the requisition not less than 1/10 of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

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(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than 1/2 of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

87.

At least ten (10) Business Days’ notice shall be given by the Board of an annual general meeting or any other general meeting to the Members whose names on the date of the notice appear as a Member in the register of Members and are entitled to vote at the meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given notice. No resolution may be tabled, voted on or passed in a general meeting to the extent its subject matter has not been included in the notice of such meeting.

88.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice, shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

89.

A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy (a) the Key Ordinary Shareholders, (b) the holder(s) of at least fifty percent (50%) of the issued Ordinary Shares and (c) the holder(s) of at least fifty percent (50%) of the issued Preferred Shares; provided, that if the Company has one Member the quorum shall be that one Member present in person or by proxy. No business shall be transacted at any general meeting unless the aforesaid quorum of Members is present at the time when the meeting proceeds to business.

90.

Subject to Article 105, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) and holding the voting power sufficient to approve the matter in question shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

91.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same time and place seven (7) business days later or such other place as the Directors may determine and if at the adjourned meeting or next duly noticed meeting a quorum is not present within forty-five (45) minutes from the time appointed for the meeting, the Members representing at least fifty percent (50%) of the issued Shares shall constitute a quorum. Other than the business as outlined in the notice to Members, no other business shall be determined at the adjourned meeting.

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92.

A general meeting may be held and any Member may participate in such meeting by telephone or video conference, and such participation shall constitute presence for purposes of the quorum provisions of Article 89.

93.

The Chairman shall preside as chairman at every general meeting of the Company, or if there is no such Chairman or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their numbers to be chairman of the meeting.

94.

If at any general meeting no Director is willing to act as chairman of the meeting or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be chairman of the meeting.

95.

The chairman of the general meeting may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

96.	At any general meeting a resolution put to the vote of the meeting shall be decided through a poll.

97.

A poll shall be taken in such manner as the chairman of the general meeting directs and the result of the poll shall be deemed to be the resolution of the general meeting. In the case of an equality of votes, the chairman of the general meeting shall not be entitled to a second or casting vote, and such resolution shall fail.

VOTES OF MEMBERS

98.

The issued and outstanding Preferred Shares shall be voted with the issued and outstanding Ordinary Shares at any annual or any other meeting of the Company, or the holders of such Preferred Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, on the following basis: the holders of any Preferred Shares shall be entitled to the number of votes equal to the number of Class A Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Shareholders is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class unless otherwise set forth in these Articles.

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99.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

100.

A Member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy may vote by his committee, receiver, curator bonis or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

101.

No Member shall be entitled to vote at any general meeting unless it is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of Shares have been paid.

102.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the general meeting whose decision shall be final and conclusive.

103.	Votes may be given either personally or by proxy.

PROXIES

104.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorized on that behalf. A proxy need not be a Member.

105.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting; provided, that the chairman of the general meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

106.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

107.	Subject to Article 107, the decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

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108.

Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all meetings of Members of the Company; (iii) such proxy shall be the only person entitled to vote the relevant Shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force.

109.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given; provided, that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

110.

Any corporation which is a Member of record may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any general meeting of the Company or of any class of Members, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which it represents as the corporation could exercise if it were an individual Member of record.

111.

Shares belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any general meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

PROTECTIVE PROVISIONS

112.

Subject to any additional requirements imposed by the Act, the Company and the Members shall ensure that the Company will not take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of the Company and any other Group Company, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without approval or written consent from the Requisite Holders:

(a)

liquidation, dissolution, winding up, filing for bankruptcy by any Group Company, or effecting a transaction constituting a Deemed Liquidation Event, or recapitalization or reorganization of any Group Company other than any recapitalization in connection with the Conversion that complies with the terms and conditions set forth in the Shareholders Agreement;

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(b)

amendment (including by way of merger, consolidation or other reorganization), alteration or repeal of any provision of the Memorandum and Articles (or other Charter Documents) of any Group Company (including, but not limited to, increasing or decreasing the authorized number of members of the Board or establishing any committee of the Board) other than any amendment, alteration or repeal of any provisions of Memorandum and Articles (or other Charter Documents) of the Company in connection with the consummation of the Qualified IPO;

(c)

creation or authorization of the creation or issuance of any equity or equity-linked security, including, but not limited to, a security that is convertible into or exercisable for any equity security, or increase of the authorized number of Ordinary Shares or any securities convertible into Ordinary Shares, other than any issuance (i) pursuant to the ESOP, (ii) upon conversion of Class B Ordinary Shares or Preferred Shares in accordance with the Memorandum and Articles, (iii) in connection with the RSU Award Agreements (as defined in the Shareholders Agreement) or otherwise pursuant to Section 2.08 of the Shareholders Agreement, (iv) in connection with the Conversion that complies with the terms and conditions set forth in the Shareholders Agreement, (v) pursuant to Section 3.14 of the Shareholders Agreement, (vi) in connection with a strategic acquisition of or investment in other entities approved by the Board (which shall include the affirmative vote of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director, if applicable) with an acquisition or investment amount valued at no more than US$2,500,000, and (vii) in a Qualified IPO;

(d)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any Preferred Shares;

(e)

merger, amalgamation or consolidation of any Group Company with any other person, or sale, transfer, creation of pledge or encumbrance, spin-off or otherwise disposal of any Group Company or any material asset, core business, material properties (including any intellectual property or core technology), securities, or goodwill of any Group Company;

(f)

change of the capital structure of the Company or any other Group Company other than any change of the capital structure of the Company in connection with the Qualified IPO or the Conversion that complies with the terms and conditions set forth in these Articles;

(g)

purchase of, redemption of or distribution of any dividend on any equity securities of any Group Company (other than any repurchase of equity securities from former employees or consultants in connection with the cessation of their employment/services, at such price as approved by the Board), including the affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director;

(h)

creation or incurrence or authorization of the creation of any borrowing or other Indebtedness (including, without limitation, the issuance of any debt securities) that exceeds $5,000,000 beyond the business plan and budget approved by the Board, or guarantee or endorsement of any Indebtedness, in each case except for trade accounts of the Group Companies arising in the ordinary course of business;

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(i)	creation of any liens over any asset except to serve any Indebtedness otherwise permitted or previously approved pursuant to paragraph (h) above;

(j)

acquisition of Equity Securities in any person, business organization or division having a fair market value (as reasonably determined by the Board) of $5,000,000 or more (in a single transaction or a series of related transactions within any twelve-(12-) month period) beyond the annual business plan and budget approved by the Board;

(k)	loan or advance of other than trade credit extended in the ordinary course of business, except to any consolidated wholly owned subsidiary or consolidated controlled affiliated entity of the Company;

(l)

approval or extension of, or entry into, or effecting or amending (i) any non-monetary transactions involving (y) the granting of exclusivity to a third party, regardless of the amount underlying the transaction or (z) the granting of any other material rights to a third party reasonably expected to have a value in excess of US$1,000,000 (in a single transaction or a series of related transactions within any 12-month period), and (ii) any transactions or agreements related to the Control Documents;

(m)	amendment, termination, waiver, enforcement or exercise of any right or grant any consent under any Control Documents;

(n)

amendment of the ESOP (which, together with any bonus or incentive plan, shall be administered by the Board with affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director) and increase of the shares reserved thereunder or approval of any new equity-based compensation plan or any bonus or incentive plan other than the foregoing actions taken in connection with the Conversion that complies with the terms and conditions set forth in the Shareholders Agreement;

(o)	material change of the business, entry into new lines of business, or exit of any current line of business;

(p)	selection of the listing exchange and approval of the valuation or any material terms and conditions for an initial public offering of any Group Company that is not a Qualified IPO;

(q)	revision to the list of Company Restricted Persons, if applicable;

(r)

subject to paragraphs (e) and (j) above, acquire or dispose of any assets, properties, securities, or business having a fair market value (as reasonably determined by the Board, including the affirmative votes of Mr. Jinbo Yao, the Alibaba Director and the Sequoia Director) in excess of US$5,000,000 (in a single transaction or a series of related transactions within any 12-month period), or form any new subsidiary of any Group Company beyond the annual business plan and budget approved pursuant to paragraph (t);

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(s)

any approval, extension, entry into, effecting or amendment of any transaction or agreement with a shareholder, director, officer or employee (i) outside of the ordinary course of business, except pursuant to the ESOP or an employment agreement for non-executive employees, or (ii) in the ordinary course of business, in excess of US$1,000,000 (in a single transaction or a series of related transactions within a 12-months period), except pursuant to the ESOP or an employment agreement for non-executive employees;

(t)	any approval or amendment to the annual budget or business plan of any Group Company;

(u)	any appointment or change in the auditors of any Group Company or make any material changes to the accounting policies or change the financial year of any Group Company;

(v)	the commencement, termination or settlement of any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$5,000,000;

(w)	approve any spending that would exceed the amount approved in the then-current annual business plan and budget by 10%;

(x)	sell, transfer, license out, pledge or encumber technology or intellectual property with a value more than US$5,000,000 other than licenses granted in the ordinary course of business;

(y)	purchase or agree to purchase any intellectual property for consideration in an amount, individually or in the aggregate, of more than RMB10,000,000;

(z)	enter into any joint venture, partnership, strategic alliance or similar arrangement relating to the Business, other than entering into commercial agreements in the ordinary course of business;

(aa)

(A) terminate the employment of or materially modify the major terms of employment of each of the Key Employees with the Group or (B) approve the candidates and major employment terms of potential replacements for the Key Employees if any of the Key Employees should resign or otherwise cease to be employed by the Group; provided that the Requisite Holders shall provide response to the name and major employment terms proposed by the Company within thirty (30) days following the receipt of such name and terms and the Company and the Requisite Holders shall negotiate in good faith to agree on the candidates and major employment terms of the replacement within a commercially reasonable period of time; or

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(bb)	agreement to undertake any of the foregoing.

“Requisite Holders” means, (a) prior to any Conversion, collectively, (i) Daojia, (ii) with respect to Article 112(a) to (q) only, holders holding a majority of the voting power of the Series A Preferred Shares in issue, (iii) holders holding a majority of the voting power of the Series B Preferred Shares in issue, and (iv) with respect to Article 112 (d) and relating to the Series C Preferred Shares only, holders holding a majority of the voting power of the Series C Preferred Shares in issue; or (b) subsequent to any Conversion, collectively, (i) Daojia, for so long as 58.com or Alibaba continue to hold Equity Securities of Daojia, and Daojia continues to hold Equity Securities of the Company; (ii) 58.com or Nihao China Corporation (or any other special vehicle Controlled by Mr. Jinbo Yao), for so long as 58.com, together with its Controlled Affiliates, directly holds at least forty percent (40%) of the outstanding issued Shares of the Company and no 58.com Change of Control has occurred; (iii) Alibaba, for so long as Alibaba directly holds Shares of the Company; (iv) holders holding a majority of the voting power of the Series B Preferred Shares in issue, and (v) with respect to Article 112(a) to (q) only, Mr. Xiaohua Chen, for so long as he and/or his Affiliates holds any Shares of the Company. Where any Special Resolution is required to approve any of the matters referred to in this Article 112 and such matter has not received the approval of the Requisite Holders as required by this Article 112, the Requisite Holders who vote against the Special Resolution shall have the number of votes equal to (i) the votes of all Members who vote for the resolution, plus (ii) one. For avoidance of doubt, nothing under this Article 112 requires the Company to submit the matters listed above to Members other than the Requisite Holders for approval unless otherwise required by these Articles or the Act. However, if requested by a Member, the Company shall provide such Member with the information in relation to any matter approved in accordance with this Article 112 without undue delay.

DIRECTORS

113.

The number of Directors constituting the entire Board shall be up to nine (9), which number may be increased or decreased by amendment to the Shareholders Agreement pursuant to the terms thereof. Appointments made pursuant to this Article 113 shall be evidenced by an instrument in writing signed by the appointing party or parties and delivered to the Company. Each appointee shall hold office until his or her successor is appointed and qualified or until his or her earlier resignation, removal or death. The composition of the Board shall be as follows:

(a)

Daojia Directors. Up to seven (7) Directors (each a “Daojia Director”) appointed by Daojia, including, among other persons, Mr. Xiaohua Chen and Mr. Jinbo Yao, as well as a director appointed by Alibaba (the “Alibaba Director”);

(b)

Media Global Director. One (1) Director (the “Media Global Director”) appointed by Media Global for so long as Media Global (together with its Affiliates) holds no less than fifty percent (50%) of the Equity Securities of the Company it holds at the Series A Initial Closing; and

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(c)

Sequoia Director. For so long as Sequoia (together with its Affiliates) holds no less than fifty percent (50%) of the Equity Securities of the Company it holds at the Series B Initial Closing, one (1) Director appointed by Sequoia (the “Sequoia Director”).

For so long as Sequoia (together with its Affiliates) holds no less than fifty percent (50%) of the Equity Securities of the Company it holds at the Series B Initial Closing, if requested by Sequoia, as soon as practicable, each Group Company (other than the Company) and each of the Controlled Affiliates of the Company shall, and the Members shall cause each Group Company (other than the Company) and each of the Controlled Affiliates of the Company to have a board of directors composed of members that include the Sequoia Director.

114.	Reserved.

115.

Directors may resign at any time. Directors may only be removed upon the written direction of the Shareholder that appointed such Director pursuant to Article 113 to Article 118, effective upon the delivery at the registered office of the Company of such written direction by the removing Shareholder(s). In the event that any Director is removed or shall have resigned or become unable to serve, the Shareholder who had the power to appoint such Director pursuant to Article 113 to Article 118 shall have the power to appoint a person to fill such vacancy, whereupon each of the Shareholders, or their successors and assigns, agree to take such action as is necessary to promptly elect such person to fill such vacancy (including, if necessary, calling an extraordinary meeting of the Shareholders or effecting a written consent in lieu thereof and voting all Shares owned by the Shareholders, or their successors and assigns, to accomplish such result).

116.

Notwithstanding anything to the contrary in these Articles, so long as a Shareholder is entitled to appoint a Director under Article 113, that Shareholder, as the case may be, shall appoint, remove, or replace any Director so appointed, in each case by depositing a notification of appointment or removal at the registered office of the Company. Upon receipt of such notice, the Company shall update the Register of Directors accordingly.

117.

The Chairman shall be Mr. Xiaohua Chen to the extent he is a Director. The Chairman shall be selected by a majority vote of the Directors in office. The Chairman shall have a casting vote in the event of an equality of votes, whether on a show of hands or on a poll.

118.

In the event that and for so long as Sequoia holds Equity Securities in the Company and ceases to retain the right to appoint the Sequoia Director, Media Global holds shares in the Company and ceases to retain the right to appoint Media Global Director, Sequoia or Media Global, as the case may be, and Momo shall each be entitled to appoint one (1) observer to attend all meetings of the Board. The Observer shall in no circumstances have any voting rights, or be counted towards a quorum. The term “Observer” shall mean any observer appointed to the Board in accordance with any of the immediately foregoing two sentences. The Company shall provide the Observer notice of any such Board meetings, and copies of all minutes, consents and other materials provided to Directors, provided, however, that the Board, acting in good faith, reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information.

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119.

Subject to Article 112 and Article 134, the remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other reasonable expenses properly incurred by them in going to, attending and returning from meetings of the Board or any committee thereof or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time subject to Article 112 and Article 134, or a combination partly of one such method and partly the other.

120.

Subject to Article 112 and Article 134, the Directors may by resolution award special remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

121.

Subject to Article 112 and Article 134, a Director or alternate Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

122.

Subject to Article 134, a Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

123.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

124.

Subject to these Articles, a Director or alternate Director may be or become a director or other officer of or otherwise interested in any company in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

125.

In addition to any further restrictions set forth in these Articles (including Article 134), no person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

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126.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

127.

A Director who expects to be unable to attend Board meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend Board meetings and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes him from office. Any appointment or removal under this Article 127 shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

128.

The business of the Company shall be managed in the best interests of the Company by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Act, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting; provided, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. Subject to Article 112 and Article 134, all matters in relation to the operation and management of the Group shall be decided by the Board at a quorate Board meeting or by a written resolution signed by all of the Directors.

129.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

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130.

All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

131.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Board and of any committee thereof; and

(c)	of all resolutions and proceedings at all general meetings and all meetings of the Board and any committee thereof.

132.

Subject to these Articles (including Article 112 and Article 134), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

133.

Subject to these Articles (including Article 112 and Article 134), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

134.

Subject to any additional requirements imposed by the Act, the Board, acting by the affirmative consent or approval of the majority of the Directors in office and subject to the provisions in the Shareholders Agreement, has the right or authority to remove from the position of the Chairman, the chief executive officer or the chief financial officer of the Company.

MANAGEMENT

135.	Subject to these Articles (including Article 112 and Article 134):

(a)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the five (5) next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

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(b)

The Directors from time to time and at any time may establish any committees (of the Board or otherwise), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee (of the Board or otherwise), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)

Subject to the Article 134, the CEO shall propose a draft annual budget and business plan within forty-five (45) days prior to the beginning of the relevant fiscal year, and the Board shall review and adopt such annual budget and business plan within thirty (30) days prior to the beginning of the relevant fiscal year. If with respect to any fiscal year a draft annual budget or business plan is not proposed or approved in accordance with Article 135, the previous fiscal year’s annual budget or business plan (as the case may be), adjusted for inflation, shall continue to apply unless and until a new annual budget or business plan (as the case may be) is approved in accordance with Article 134.

(e)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

136.

Meetings of the Board shall take place at least once every quarter. Meetings shall be held in a location approved by a majority of the Directors. A meeting of the Board may be called by the Chairman or any Director giving notice in writing to the Company Secretary specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than seven (7) days’ notice shall be given to all Directors; provided, that such notice period may be reduced or waived with the written consent of all of the Directors.

137.

A quorum of the Board shall consist of a majority of the Directors then in office. Directors may participate in Board meetings by telephone or video conference, and such participation shall constitute presence for purposes of the quorum herein.

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138.

At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Company Secretary, authorize another Person to attend and vote by proxy for such Director at any Board meeting. Subject to Article 134 and Article 139, the passing or adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board at which a quorum is present. The Board shall not at any meeting pass or adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors are present at such meeting and vote in favor of such resolution.

139.

Any action that may be taken by the Directors shall require (i) the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present or (ii) the unanimous written consent of the Board in lieu of a meeting.

VACATION OF OFFICE OF DIRECTOR

140.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by the Member who nominated him pursuant to Article 107.

SEAL

141. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to Article 141(c), only be used by the authority of the Directors or of a committee of the Board authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be a Director, the Company Secretary or other person appointed by the Directors for the purpose.

(b)

The Company may have for use in any place or places outside the Cayman Islands a duplicate seal or seals each of which shall be a facsimile of the Seal and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, the Company Secretary or other person appointed by the Directors for the relevant purpose may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of companies in the Cayman Islands or elsewhere wheresoever.

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OFFICERS

142.

Subject to Article 112 and Article 134, the Company may have a president, a Company Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal, as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

143.

Subject to the Act and these Articles (including Article 112 and Article 134), the Directors may from time to time declare dividends (including interim dividends) and distributions on Shares and authorize payment of the same out of the funds of the Company lawfully available therefor.

144.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

145.

The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by it to the Company on account of calls according to the provisions of Article 68 to Article 72 or otherwise.

146.

Subject to the rights of Persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Article 146 as paid on the Share.

147.

Subject to these Articles (including Article 112 and Article 134), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

148.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Shares held by them as joint holders.

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149.

Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

150.	No dividend or distribution shall bear interest against the Company.

151.	Subject to these Articles, when and if declared by the Board,

(a)

the Series C Preferred Shares shall be entitled to receive, pari passu with each other and out of any funds and assets legally available therefor, non-cumulative dividends at the rate of five percent (5%) per annum of the Series C Issue Price per share prior to, and in preference to, any dividend on any other class or series of Shares of the Company;

(b)

after all declared dividends on the Series C Preferred Shares have been paid or set aside for payment to the Series C Holder(s) in a calendar year, the Series B Preferred Shares shall be entitled to receive, pari passu with each other and out of any funds and assets legally available therefor, non-cumulative dividends at the rate of five percent (5%) per annum of the Series B Issue Price per share prior to, and in preference to, any dividend on any other class or series of Shares of the Company;

(c)

after all declared dividends on the Series B Preferred Shares have been paid or set aside for payment to the Series B Holder(s) in a calendar year, the Series A Preferred Shares shall be entitled to receive, pari passu with each other and out of any funds and assets legally available therefor, non-cumulative dividends at the rate of five percent (5%) per annum of the Series A Issue Price per share prior to, and in preference to, any dividend on the Ordinary Shares of the Company;

(d)

after all declared dividends on the Series A Preferred Shares have been paid or set aside for payment to the Series A Holders in a calendar year, any additional dividends declared shall be distributed among all holders of Ordinary Shares; provided, that no dividend, whether in cash, in property or in shares of the Company, and whether pursuant to this sentence or otherwise, shall be paid on any Ordinary Shares or any other class or series of shares of the Company ranking on parity with or junior to Ordinary Shares unless and until a dividend in like amount (on an as-converted basis) is first paid in full on the Preferred Shares; and

(e)	all Shareholders shall also be entitled to receive any non-cash dividends declared by the Board pursuant to the foregoing distribution priority.

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CAPITALIZATION

152.

Subject to these Articles (including Article 112 and Article 134), the Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including the share premium account and the capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).

BOOKS OF ACCOUNT

153.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall be deemed to not be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

154.

Subject to the provisions of the Shareholders Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act, authorized by the Directors or by the Company in general meeting or in accordance with the Shareholders Agreement.

155.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

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AUDIT

156.

Subject to Article 112 and Article 134, the Company may at any annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

157.

Subject to Article 112 and Article 134, (a) the Directors may before the first annual general meeting appoint an auditor or auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint auditors, (b) the Directors may fill any casual vacancy in the office of auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act and (c) the remuneration of any auditor appointed by the Directors under this Article 157 may be fixed by the Directors.

158.

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of the duties of the auditors.

159.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

160.

All notices, requests, demands and other communications under these Articles to be given to the Company or to any Member shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the Person for whom it is intended, (b) if delivered by facsimile or electronic mail with receipt confirmed or (c) if delivered by certified mail, registered mail or courier service, return-receipt received, to the Company or to such Member at its address as shown in the Shareholders Agreement unless otherwise notified by the Company or such Member.

161.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the register of Members in respect of the Share.

162.

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

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163.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every Person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)

every Person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

WINDING UP

164.

Subject to Article 165 to Article 168, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

165.

Liquidation Preferences. If a Deemed Liquidation Event occurs, all assets and funds of the Company and/or all proceeds arising from the Deemed Liquidation Event legally available for distribution to the Shareholders and Warrant Holders (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Shareholders and Warrant Holders as follows:

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(a)

Before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Series B Preferred Shares or Ordinary Shares or Shares of any other class or series of the Company, the Series C Holders shall be entitled to elect and receive, on parity with each other, either (i) on a per-share basis, (1) an amount equal to the Series C Issue Price plus a simple non-compounded interest of ten percent (10%) per annum on the Series C Issue Price, calculated with respect to such Series C Holder, from the date on which such Series C Preferred Share was issued up until the date such Series C Holder receives all the amount due pursuant to this Article 165, or with respect to the Warrant Holder, from the date on which such Warrant was issued until the date such Warrant Holder receives all the amount due pursuant to this Article 165(a), and (2) all declared but unpaid dividends relating to such Series C Preferred Share, or (ii) such Series C Holder’s pro rata share of the assets and funds of the Company as of the date such Series C Holder receives all the amount due pursuant to this Article 165(a) (the “Series C Preferred Liquidation Preference”). The “pro rata share” in this Article 165(a) shall be a fraction, the numerator of which is the total number of Series C Preferred Shares held by such Series C Holder, and the denominator of which is the total number of Equity Securities of the Company, in each case on an as-converted and fully diluted basis (disregarding any then-unexercised warrants other than the Warrants) as of the date such holder of Series C Preferred Shares receives all the amount due pursuant to this Article 165(a). If, upon any such Deemed Liquidation Event, the assets and funds of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C Preferred Shares, then such assets and funds shall be distributed among the holders of such Series C Preferred Shares ratably in proportion to the full amount to which they would otherwise be respectively entitled thereon.

(b)

After distribution or payment in full of the amount distributable or payable on the Series C Preferred Shares pursuant to the provisions of Article 165(a) and before any distribution or payment shall be made to the holders of any Ordinary Shares, Series A Preferred Shares or Shares of any other class or series (other than the Series C Preferred Shares) of the Company, the Series B Holder(s) shall be entitled to elect and receive, on parity with each other, either (i) on a per-share basis, (1) an amount equal to the Series B Issue Price plus a simple non-compounded interest of ten percent (10%) per annum on the Series B Issue Price, calculated with respect to such Series B Holder, from the date on which such Series B Preferred Share was issued up until the date such Series B Holder receives all the amount due pursuant to this Article 165(b), and (2) all declared but unpaid dividends relating to such Series B Preferred Share, or (ii) such Series B Holder’s pro rata share of the assets and the funds of the Company as of the date such Series B Holder receives all the amount due pursuant to this Article 165(b) (the “Series B Preferred Liquidation Preference”). The “pro rata share” in this Article 165(b) shall be a fraction, the numerator of which is the total number of Series B Preferred Shares held by such Series B Holder, and the denominator of which is the total number of Equity Securities of the Company, in each case on an as-converted and fully diluted basis (disregarding any then-unexercised warrants other than the Warrants) as of the date such Series B Holder receives all the amount due pursuant to this Article 165(b). If, upon any such Deemed Liquidation Event, the assets and the funds of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets and funds shall be distributed among the holders of such Series B Preferred Shares ratably in proportion to the full amount to which they would otherwise be respectively entitled thereon.

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(c)

After distribution or payment in full of the amount distributable or payable on the Series C Preferred Shares pursuant to the provisions of Article 165(a) and the Series B Preferred Shares pursuant to the provisions of Article 165(a) and before any distribution or payment shall be made to the holders of any Ordinary Shares or Shares of any other class or series (other than the Series C Preferred Shares and the Series B Preferred Shares) of the Company, the Series A Holders (including the holders of Series A Preferred Shares on an as-exercised basis with respect to the A Round Warrants that have been paid in RMB, in accordance with and subject to this Article 165(e)) shall be entitled to elect and receive, on parity with each other, either (i) on a per-share basis, (1) an amount equal to the Series A Issue Price plus a simple non-compounded interest of ten percent (10%) per annum on the Series A Issue Price, calculated with respect to such Series A Holder, from the date on which such Series A Preferred Share was issued up until the date such Series A Holder receives all the amount due pursuant to this Article 165(a), or with respect to the Warrant Holder, from the date on which such Warrant was issued until the date such Warrant Holder receives all the amount due pursuant to this Article 165(a), and (2) all declared but unpaid dividends relating to such Series A Preferred Share, or (ii) such Series A Holder’s pro rata share of the assets and funds of the Company as of the date such Series A Holder receives all the amount due pursuant to this Article 165(a) (the “Series A Preferred Liquidation Preference”). The “pro rata share” in this Article 165(a) shall be a fraction, the numerator of which is the total number of Series A Preferred Shares held by such Series A Holder, and the denominator of which is the total number of Equity Securities of the Company, in each case on an as-converted and fully diluted basis (disregarding any then-unexercised warrants other than the Warrants) as of the date such holder of Series A Preferred Shares receives all the amount due pursuant to this Article 165(a). If, upon any such Deemed Liquidation Event, the assets and funds of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A Preferred Shares, then such assets and funds shall be distributed among the holders of such Series A Preferred Shares ratably in proportion to the full amount to which they would otherwise be respectively entitled thereon.

(d)

After distribution or payment in full of the amount distributable or payable on the Series A Preferred Shares pursuant to the provisions of Article 165(a), the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all the holders of Ordinary Shares in proportion to the number of Shares held by them on an as-converted and fully diluted basis (disregarding any then-unexercised warrants other than the Warrants).

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(e)

To the fullest extent permitted by the laws of the Cayman Islands, in connection with a Deemed Liquidation Event pursuant to this Article 165, it is intended that each Warrant Holder be entitled to the Series C Preferred Liquidation Preference or the Series A Preferred Liquidation Preference (as applicable) either upon the exercise of the Warrant or on an as-exercised basis with respect to the Warrants that have been paid in RMB. Therefore, each Warrant Holder shall be entitled (but not obligated) to elect to (i) exercise the relevant Warrant, immediately before the closing of such Deemed Liquidation Event, and thereafter be entitled to liquidation preference as the Series C Holder or the Series A Holder pursuant to this Article 165, (ii) request that the Company issue the Series C Preferred Shares or the Series A Preferred Shares underlying such Warrant to such Warrant Holder in exchange for the exercise of the Warrant and the repayment of the applicable Convertible Note, and thereafter be entitled to liquidation preference as the Series C Holder or the Series A Holder pursuant to this Article 165, or (iii) request that the Company use its commercially reasonable efforts to procure that the Warrant Holder will receive distribution pursuant to Article 165(a) above in an amount that such Warrant Holder would have received had the Warrant been exercised immediately before the closing of such Deemed Liquidation Event (including, for example, through repayment of the applicable Convertible Note to such Warrant Holder or its designated PRC Affiliate in an RMB amount equivalent to the U.S. dollar amount that such Warrant Holder would have received had the Warrant been exercised immediately before the closing of such Deemed Liquidation Event); provided that the Company shall not be obligated to take any action that in the good-faith belief of the Company would be in violation of any applicable law or result in adverse tax consequences with respect to the Company. Notwithstanding anything to the contrary herein, in connection with a Deemed Liquidation Event pursuant to this Article 165, it is intended that when and in the event that Momo is entitled to the payment of the Series C Preferred Liquidation Preference for the Series C Preferred Shares it holds in accordance with this Article 165, the Company shall (i) pay Momo the Series C Preferred Liquidation Preference (plus any distribution entitled to Momo pursuant to Article 165(a)) after the deduction of the initial principal amount under the Promissory Note; and (ii) designate one or more of its Subsidiaries to pay to Momo’s PRC onshore Affiliate (which is the party to the Convertible Note Agreements) the respective principal amount (in RMB) under the Convertible Note Agreements, upon which each of the Company and Momo shall acknowledge and agree that such amount under the Convertible Note Agreements has been fully repaid and the Series C Preferred Liquidation Preference (and any distribution entitled to Momo pursuant to Article 165(a)) shall be deemed to have been fully paid upon the completion of the payments in (i) and (ii), and the principal amount under the Promissory Note shall decrease by the amount equal to the initial principal amount under the Promissory Note, and Momo shall not have any right or claim against the Company or its Affiliates on any part of the Series C Preferred Liquidation Preference or any participating liquidation amount, or any tax or expenses incurred by or arising out of the foregoing arrangement. The Company shall be entitled to redeem, forfeit and cancel the Series C Preferred Shares held by Momo simultaneously with or after the completion of the foregoing payments to Momo and its Affiliate, if and to the extent that upon the relevant Deemed Liquidation Event and distribution of liquidation preference amounts, other Preferred Shares of the Company will be redeemed, forfeited or cancelled.

166.

Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with any Deemed Liquidation Event, the value of the assets to be distributed to the Shareholders shall be determined in good faith by the Board and such assets to be distributed to the Shareholders shall be valued in a consistent manner for all Shareholders; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

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(a)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board so long as such determination applies in a consistent manner to assets distributed to all Shareholders.

167.

Notices. In the event that the Company shall propose at any time to consummate a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles, the Company shall send to the holders of Preferred Shares (including holders of Preferred Shares on an as-exercised basis with respect to the Warrant that have been paid in RMB) at least twenty (20) days prior written notice of the date when such event shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of holders of the a majority of the Preferred Shares.

168.

Enforcement. In the event the requirements of the provisions of Article 165 to Article 167 hereof are not complied with, the Company shall forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of the provisions of Article 165 to Article 167 hereof have been complied with, or (ii) cancel such transaction.

INDEMNITY

169.

The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, officer or trustee.

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170.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or the Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

171.

Unless the Directors otherwise prescribe and subject to the other provisions of these Articles (including Article 112 and Article 134), the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

AMENDMENTS OF ARTICLES

172.	Subject to the Act, Article 112 and Article 134, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

173.

If the Company is exempted as defined in the Act, it shall, subject to the Act and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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